 As filed with the Securities and Exchange Commission on January 22, 1999

                 Registration Nos. 333-69279, 333-69279-01 and 333-69279-02
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------

 NIPSCO Capital Markets,    NIPSCO Capital Trust I    NIPSCO Industries, Inc.
           Inc.            As Issuer and Registrant  As Issuer and Registrant
 As Issuer and Registrant             of              of Common Shares, Stock
 of Debentures, Guarantee    Preferred Securities    Purchase Contracts, Stock
 and Back-Up Undertakings                               Purchase Units and
  and Medium-Term Notes   (Exact name of Registrant   Obligations pursuant to
                             as specified in its       the Support Agreement
(Exact name of Registrant          charter)           (Exact name of Registrant
as specified in its                                         as specified in its
charter)                                                               charter)

                                                              Indiana
         Indiana                  Delaware                (State or other
     (State or other           (State or other            jurisdiction of
     jurisdiction of           jurisdiction of           incorporation or
     incorporation or          incorporation or            organization)
      organization)             organization)

        35-1762940               Applied for                35-1719974
     (I.R.S. Employer          (I.R.S. Employer          (I.R.S. Employer
  Identification Number)    Identification Number)    Identification Number)

                              801 East 86th Avenue
                          Merrillville, Indiana 46410
                                 (219) 853-5200
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                --------------

         Francis P. Girot, Jr.                        Copies to:
        NIPSCO Industries, Inc.                    Robert J. Minkus
          5265 Hohman Avenue                    Schiff Hardin & Waite
        Hammond, Indiana 46320                     6600 Sears Tower
            (219) 853-6970                     Chicago, Illinois 60606
  (Name, address, including zip code,               (312) 258-5500
         and telephone number,
   including area code, of agent for
               service)

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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


PROSPECTUS

                                  $850,000,000

                          NIPSCO Capital Markets, Inc.

                                   Debentures
                               Medium-Term Notes

                               ----------------

                             NIPSCO Capital Trust I

                              Preferred Securities
                       Guaranteed as set forth herein by
                          Nipsco Capital Markets, Inc.

                               ----------------

                            NIPSCO Industries, Inc.

                                 Common Shares
                            Stock Purchase Contracts
                              Stock Purchase Units
                   Obligations Pursuant to Support Agreement

                               ----------------


  NIPSCO Capital Markets, Inc. may offer debentures and medium-term notes.

  NIPSCO Capital Trust I may offer preferred securities that will be guaranteed by NIPSCO Capital Markets, Inc. to the extent described in this Prospectus.

  NIPSCO Industries, Inc. may offer stock purchase contracts, stock purchase units and its Common Shares. In addition, any securities issued by NIPSCO Capital Markets, Inc. will be entitled to the benefit of the Support Agreement of NIPSCO Industries, Inc. described in this Prospectus.

  These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this Prospectus, which will be distributed at the time the securities are offered.

                               ----------------


  This Prospectus may not be used to sell any of the securities unless it is accompanied by a Prospectus Supplement.

                               ----------------


  The Common Shares are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the trading symbol "NI." Each Prospectus Supplement offering any other securities will state whether those securities are listed or will be listed on any national securities exchange.

                               ----------------


  The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

                               ----------------


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this Prospectus is January 22, 1999.

                               TABLE OF CONTENTS

Prospectus Summary........................................................    3
Available Information.....................................................    6
Incorporation of Certain Documents by Reference...........................    6
Forward-Looking Statements................................................    7
Industries................................................................    7
Capital Markets...........................................................    8
The Trust.................................................................    9
Ratio of Earnings to Fixed Charges........................................   10
Use of Proceeds...........................................................   10
Description of the Debentures.............................................   11
Description of the Preferred Securities...................................   18
Description of the Guarantee..............................................   27
Relationship Among the Preferred Securities, the Debentures and the
 Guarantee................................................................   30
Description of the Common Shares..........................................   31
Description of the Stock Purchase Contracts and the Stock Purchase Units..   35
Description of Medium-Term Notes..........................................   35
Description of the Support Agreement......................................   53
Book-Entry Issuance.......................................................   54
Plan of Distribution......................................................   57
Legal Matters.............................................................   58
Experts...................................................................   58

                               PROSPECTUS SUMMARY

  Three related companies will be offering the securities described in this Prospectus. These companies are NIPSCO Industries, Inc. and two of its wholly-owned subsidiaries, NIPSCO Capital Markets, Inc. and NIPSCO Capital Trust I. The following table lists the securities to be offered by each company:

 NIPSCO Capital Markets, Inc. ("Capital Markets").. Debentures
                                                    Medium-Term Notes
 NIPSCO Capital Trust I (the "Trust").............. Preferred Securities
                                                    (guaranteed as set forth
                                                    herein by Capital Markets)
 NIPSCO Industries, Inc. ("Industries")............ Stock Purchase Contracts
                                                    Stock Purchase Units
                                                    Common Shares
                                                    Obligations under the
                                                    Support Agreement

                                 The Companies

Industries

  NIPSCO Industries, Inc. is an energy and utility-based holding company that provides electric energy, natural gas and water to the public through seven wholly-owned regulated subsidiaries. Industries also provides utility-related services through these and other subsidiaries, such as installing, repairing and maintaining underground pipelines, and locating and marking utility lines. In addition, Industries has a number of wholly-owned non-regulated subsidiaries that provide energy and utility services, such as energy marketing and trading, power generation, and gas transmission, supply and storage. In addition, pursuant to a definitive merger agreement entered into on December 18, 1997, Industries has agreed to acquire Bay State Gas Company ("Bay State"), which provides natural gas distribution service in Massachusetts, New Hampshire and Maine. Industries was incorporated under the laws of Indiana in 1987. Its principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, and its telephone number is (219) 853-5200.

Capital Markets

  NIPSCO Capital Markets, Inc. is a wholly-owned subsidiary of Industries that engages in financing activities to generate funds for Industries and for certain of its subsidiaries. Capital Markets was incorporated under the laws of Indiana in 1989. Its offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

The Trust

  NIPSCO Capital Trust I is a business trust that was created in December 1998 under the laws of the State of Delaware. Capital Markets is the sponsor of the Trust and owns all of the common securities of the Trust. The Trust is managed by five trustees. Capital Markets may dissolve the Trust at any time. The Trust's address is in care of Capital Markets, 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                                 The Securities

  The securities that may be sold pursuant to this Prospectus are: Industries' Common Shares and Stock Purchase Contracts relating to Industries' Common Shares; the Trust's Preferred Securities (which will be guaranteed by Capital Markets); Stock Purchase Units (consisting of Stock Purchase Contracts and Preferred

Securities); and Capital Markets' Debentures and Medium-Term Notes, each of which is described briefly below. In addition, any securities issued by Capital Markets will be entitled to the benefit of a Support Agreement with Industries. The aggregate initial offering price of all of the securities to be sold will not exceed $850 million. At the time any of these securities are offered, a Prospectus Supplement will be distributed that will describe in more detail the specific terms and price of the securities being sold and whether those securities will be sold to or through underwriters or by another means of distribution.

Stock Purchase Contracts and Common Shares

  Industries may offer stock purchase contracts ("Stock Purchase Contracts") for the purchase of its common shares, without par value (the "Common Shares"). The Common Shares are listed on the New York Stock Exchange (the "NYSE"), the Chicago Stock Exchange (the "CSE") and the Pacific Exchange (the "PE") under the ticker symbol "NI." The price and terms of the Stock Purchase Contracts will be determined at the time or times of offering. If Industries offers its Stock Purchase Contracts, a Prospectus Supplement will provide information about the terms of the offering, including the number of Common Shares to be sold, the purchase price of the Common Shares, the date or dates on which the Common Shares will be purchased and any amounts that Industries may be required to pay to the holders of the Stock Purchase Contracts.

Preferred Securities

  The Trust may offer its preferred securities (the "Preferred Securities"), each of which will represent an undivided beneficial ownership interest in the assets of the Trust. The price and terms of the Preferred Securities will be determined at the time of offering. If the Trust offers its Preferred Securities, a Prospectus Supplement will provide information about the terms of the offering, including the specific title of the Preferred Securities, the aggregate number of Preferred Securities to be sold, the stated liquidation amount and information regarding the rights of holders of Preferred Securities to receive cumulative cash distributions. This will include information regarding the rate of payment, whether distributions can be extended or deferred, and whether the Preferred Securities can be redeemed. Payments with respect to the Preferred Securities will be fully and unconditionally guaranteed by Capital Markets to the extent described in the Prospectus Supplement.

  In connection with any sale of the Preferred Securities, the Trust will sell common securities (the "Common Securities") to Capital Markets, each of which will represent an undivided beneficial ownership interest in the assets of the Trust. The Trust expects to use the proceeds from the sale of any Preferred Securities and Common Securities (collectively, the "Trust Securities") to purchase Debentures from Capital Markets. The Debentures may give Capital Markets the right to defer payments of interest on the Debentures. If Capital Markets decides to defer interest payments on the Debentures, then any distributions on the Preferred Securities would be similarly deferred. At any time interest payments are being deferred, neither Capital Markets nor Industries would be able to declare or pay any cash distributions with respect to their respective capital stock or any debt securities ranking junior to the Debentures. Holders of Preferred Securities would not lose their cash distributions; rather, interest would continue to accrue on the Debentures, and, as a result, distributions would continue to accumulate on the Preferred Securities until paid. The Prospectus Supplement will provide more detailed information about Capital Markets' right to defer interest payments on the Debentures and the impact of deferral upon the holders of Preferred Securities.

Stock Purchase Units

  Industries may offer stock purchase units ("Stock Purchase Units"), each of which will consist of (i) a Stock Purchase Contract and (ii) a Preferred Security or a U.S. Treasury security. The Preferred Security or the U.S. Treasury security will be pledged as collateral to secure the holder's obligation to purchase Common

Shares under the Stock Purchase Contract. If Industries offers Stock Purchase Units, a Prospectus Supplement will provide information about the terms of the offering, including the specific terms of the Stock Purchase Contracts and information about the security or obligation that will secure the holder's obligation to purchase Common Shares.

Debentures

  Capital Markets may offer and sell to the Trust a series of debentures (the "Debentures"), which the Trust would purchase with the proceeds from the sale of its Preferred Securities to the public and the sale of its Common Securities to Capital Markets. The Debentures would be the sole assets of the Trust. If Capital Markets sells Debentures to the Trust, a Prospectus Supplement will provide specific information about the Debentures, including their specific designation, aggregate principal amount, denominations, date of maturity, interest rate (which may be fixed or variable), the dates upon which interest will be paid and whether payments of interest may be deferred. The Prospectus Supplement also will indicate whether the Debentures are redeemable or convertible or exchangeable into other securities, and whether the Debentures contain any sinking fund provisions or any other special terms.

  As described above under "Preferred Securities," the Debentures may give Capital Markets the right to defer payments of interest on the Debentures. If so, the Prospectus Supplement will provide more detailed information about this right.

Medium-Term Notes

  Capital Markets may offer any series of medium-term notes (the "Medium-Term Notes" or "Notes") that will be due nine months or more from the date of issuance. The Medium-Term Notes may bear interest at fixed rates or floating rates based upon the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any formula using these rates. If Capital Markets offers Medium-Term Notes, a Prospectus Supplement will provide specific information about the Medium-Term Notes, such as their maturity date and interest rate, including whether the notes will be regular floating rate notes, floating rate/fixed rate notes or inverse floating rate notes, and which market rate will serve as the reference for determining the interest rate.

                             AVAILABLE INFORMATION

  Industries files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any of these reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0030. The Commission also maintains a site on the World Wide Web that contains reports, proxy statements and other information regarding Industries. The address of the Commission's Web site is http://www.sec.gov. Information about Industries is also available at http://www.nipsco.com; that information, however, is not a part of this Prospectus except to the extent it is specifically incorporated by reference in this Prospectus.

  Industries, Capital Markets and the Trust together have filed with the Commission a Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about Industries, Capital Markets, the Trust and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected at the Commission's Public Reference Room or through the Commission's Web site.

  In a letter dated September 25, 1992, the staff of the Commission informed Industries and Capital Markets that it would not recommend enforcement action to the Commission if Capital Markets did not file periodic reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subject to Industries' compliance with the conditions set forth in the letter. In reliance upon that letter, Capital Markets has not filed, and does not intend to file, any documents under the Exchange Act. Furthermore, Capital Markets does not intend to issue any periodic or other reports to holders of any securities to be issued by Capital Markets. The Commission's staff also has advised Capital Markets that Capital Markets does not need to include its financial information in any registration statement on Form S-3 filed by Capital Markets and Industries with respect to debt securities subject to the Support Agreement.

  This Prospectus does not include any separate financial statements of the Trust. Capital Markets and the Trust do not consider that those financial statements would be material to the holders of the Preferred Securities because the Trust is a special purpose entity, with no operating history or independent operations, that is not engaged in and does not propose to engage in any activity other than holding, as trust assets, the Debentures of Capital Markets and issuing its Trust Securities as described below. Furthermore, taken together, Capital Markets' obligations under the Debentures, the related Indenture, the Trust's Amended and Restated Declaration of Trust and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payment with respect to the Trust Securities. For this reason, Capital Markets does not expect that the Trust will file reports with the Commission pursuant to the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Industries and Bay State with the Commission pursuant to the Exchange Act are incorporated by reference and made a part of this Prospectus:

  (a) Industries' Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

  (b) Industries' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

  (c) The description of Industries' Common Shares and associated preferred share purchase rights, contained in Industries' registration statement on Form 8-B filed pursuant to Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description;

  (d) Bay State's Annual Report on Form 10-K for the year ended September 30, 1998;

  (e) Bay State's Current Reports on Form 8-K dated December 30, 1997 and November 25, 1998; and

  (f) All documents filed by Industries with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus.

  Any statement contained in this Prospectus, or in a document filed after the date of this Prospectus that becomes incorporated by reference in this Prospectus, that modifies or supersedes any statement contained in a document that is presently incorporated by reference in this Prospectus, will be considered to be, for the purposes of this Prospectus, to be so modified or superseded. Any statement that is considered to be modified or superseded only will be considered to be a part of this Prospectus in its modified or superseded form.

  Each person who receives a copy of this Prospectus has the right to receive, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. Industries will provide any copies without charge. If you would like any copies, please call or write to Nina M. Rausch, Secretary, NIPSCO Industries, Inc., 5265 Hohman Avenue, Hammond, Indiana 46320, (219) 853-5200.

                          FORWARD LOOKING INFORMATION

  Certain of the matters discussed in this Prospectus or in any accompanying Prospectus Supplement and in the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the securities laws. Forward-looking statements include terms such as "may," "will," "expect," "believe," "plan" and other similar terms. Industries, Capital Markets and the Trust each cautions that, while each of them believes those statements to be based on reasonable assumptions and makes those statements in good faith, there can be no assurance that the actual results will not differ materially from such assumptions or that the expectations set forth in the forward-looking statements derived from such assumptions will be realized. Investors should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to: the weather; the federal and state regulatory environment; year 2000 issues; the economic climate; regional, commercial, industrial and residential growth in the service territories served by Industries' subsidiaries; customers' usage patterns and preferences; the speed and degree to which competition enters the utility industry; changing conditions in the capital and equity markets; and other uncertainties, all of which are difficult to predict, and many of which are beyond the control of Industries, Capital Markets and the Trust.

                                   INDUSTRIES

  NIPSCO Industries, Inc. is an energy and utility-based holding company that provides electric energy, natural gas and water for residential, commercial and industrial uses in Indiana and Ohio through its seven wholly-owned regulated subsidiaries. These subsidiaries are Crossroads Pipeline Company, Harbour Water Corporation, Indianapolis Water Company, Kokomo Gas and Fuel Company, Liberty Water Company, Northern Indiana Fuel and Light Company, Inc. and Northern Indiana Public Service Company. In addition, Industries owns a number of non-utility subsidiaries, including IWC Resources Corporation, Capital Markets, NIPSCO Development Company, Inc., NI Energy Services, Inc. and Primary Energy, Inc.

  Northern Indiana Public Service Company ("Northern Indiana"), Industries' largest and dominant subsidiary, is a public utility operating company that supplies electricity and natural gas to the public. Northern Indiana operates in 30 counties in northern Indiana, serving an area of about 12,000 square miles with a population of approximately 2.2 million. At September 30, 1998, Northern Indiana was supplying natural gas to approximately 659,725 customers and electricity to approximately 418,754 customers. Kokomo Gas and Fuel Company ("Kokomo Gas") and Northern Indiana Fuel and Light Company, Inc. ("NIFL") are public utility operating companies that supply natural gas to the public. Kokomo Gas operates in the City of Kokomo, Indiana and the surrounding six counties, while NIFL operates in five counties in the northeast corner of Indiana. At September 30, 1998, Kokomo Gas was serving approximately 33,138 customers in its service territory, and NIFL was serving approximately 33,656 customers in its service territory. Both of the Kokomo Gas and NIFL service territories are contiguous to Northern Indiana's service territory. Crossroads Pipeline Company is an interstate natural gas pipeline. Capital Markets handles financing for ventures of Industries and its subsidiaries (excluding Northern Indiana). NIPSCO Development Company makes various investments, including real estate and venture capital investments. NI Energy Services, Inc. coordinates the energy-related diversification ventures of Industries. Primary Energy, Inc. arranges energy-related projects with large industrial customers.

  IWC Resources Corporation ("IWCR") is a holding company that owns and operates eight subsidiaries, including three regulated water utility companies, Indianapolis Water Company, Harbour Water Corporation and Liberty Water Company. These water companies supply water for residential, commercial and industrial uses, and fire protection service in Indianapolis, Indiana and the surrounding areas. Together, these water companies serve a territory covering over 300 square miles in central Indiana. At September 30, 1998, these companies were providing service to approximately 246,080 customers.

  In addition to its water utility companies, IWCR has five other wholly-owned subsidiaries. These subsidiaries are SM&P Utility Resources, Inc., Miller Pipeline Corporation, Waterway Holdings, Inc., Utility Data Corporation and IWC Services, Inc. SM&P Utility Resources, Inc. performs underground utility locating and marking services in Indiana and other states. Miller Pipeline Corporation ("MPC") installs underground pipelines for natural gas utilities. In addition, MPC sells products and services related to infrastructure preservation and replacement. IWCR, principally through Waterway Holdings, Inc., owns real estate that it expects to sell or develop in the future. Utility Data Corporation provides customer relations, customer billing and other data processing services for IWCR's water companies and for other water and sewer utilities. IWC Services, Inc. provides laboratory water testing services, principally for water utilities. Through IWC Services, Inc., IWCR is the majority (52%) partner in the White River Environmental Partnership, which entered into a 10-year contract, effective January 1998, to operate and maintain two advanced wastewater treatment facilities, as well as a collection system, for the city of Indianapolis, Indiana. White River Environmental Partnership actively is seeking new markets and opportunities for contract management services pursuant to expanded governmental privatization efforts.

  On December 18, 1997, Industries entered into a definitive merger agreement with Bay State Gas Company ("Bay State"), under which Industries will acquire all of the common stock of Bay State in a transaction valued at approximately $551 million. Bay State, one of the largest natural gas utilities in New England, provides natural gas distribution service to more than 300,000 customers in Massachusetts, New Hampshire and Maine. The merger is expected to be completed in early 1999.

  Industries was incorporated in 1987 under the laws of the State of Indiana. Industries' principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                                CAPITAL MARKETS

  NIPSCO Capital Markets, Inc. is a wholly-owned subsidiary of Industries that engages in financing activities to generate funds for the business operations of Industries and its wholly-owned subsidiaries (excluding Northern Indiana).

  On April 4, 1989, Capital Markets and Industries entered into a Support Agreement, which subsequently was amended as of May 15, 1989, December 10, 1990, and February 14, 1991 (as so amended, the "Support Agreement"). Under the Support Agreement, Industries has agreed, among other things, to ensure the timely payment of principal and interest owed on any debt securities issued by Capital Markets, including any premium payments, with the limitation that no holder of such debt securities will have recourse to or against the stock or assets of Northern Indiana, or against any interest of Industries or Capital Markets therein. See "Description of the Support Agreement."

  On March 27, 1991, the Commission issued an order pursuant to Section 6(c) of the Investment Company Act of 1940 (the "Investment Company Act") granting an exemption to Capital Markets from all of the provisions of the Investment Company Act, subject to Capital Markets' compliance with the conditions set forth therein.

  Capital Markets was incorporated in 1989 under the laws of the State of Indiana. Capital Markets' principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                                   THE TRUST

  NIPSCO Capital Trust I is a statutory business trust that was created in December 1998 under the Delaware Business Trust Act (the "Trust Act"). The Trust currently is governed by (i) a declaration of trust dated as of December 17, 1998, that was executed by Capital Markets, as sponsor of the Trust, and by certain trustees of the Trust and (ii) a certificate of trust dated as of December 17, 1998 filed with the Secretary of State of the State of Delaware. Prior to the issuance of the Preferred Securities, the declaration of trust will be amended and restated in its entirety (as so restated, the "Declaration"), substantially in the form filed as an exhibit to the Registration Statement.

  At such time as the Trust issues and sells the Preferred Securities, Capital Markets will purchase the Common Securities in an aggregate liquidation amount equal to at least three percent of the total capital of the Trust. The Common Securities will constitute all of the common securities of the Trust. Upon the sale and issuance of the Trust Securities, the Trust will use all of the proceeds to purchase the Debentures. The Trust exists for the exclusive purposes of (i) selling and issuing the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust, (ii) using the proceeds from such sale and issuance to purchase the Debentures and (iii) except as otherwise limited in the Declaration, engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven years but may be dissolved earlier as provided in the Declaration.

  The Trust's business and affairs will be conducted initially by five trustees (the "Trustees") appointed by Capital Markets, as sole holder of the Common Securities. Three of the Trustees (the "Regular Trustees") are employees, officers or persons affiliated with Capital Markets. Pursuant to the Declaration, the fourth Trustee is The Chase Manhattan Bank, a financial institution that is unaffiliated with Capital Markets, which serves as institutional trustee under the Declaration (the "Property Trustee") and as indenture trustee for the purposes of complying with the provisions of the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The fifth Trustee is Chase Manhattan Bank Delaware, who will serve as trustee in the State of Delaware (the "Delaware Trustee") for the purpose of complying with the provisions of Trust Act. The Chase Manhattan Bank also will act as trustee (the "Guarantee Trustee") under the Capital Markets' guarantee of the Trust Securities for the purposes of complying with the Trust Indenture Act. See "Description of the Guarantee" and "Description of the Preferred Securities-- Voting Rights; Amendment of Declaration."

  The Property Trustee will own and hold legal title to the Debentures for the benefit of the Trust and the holders of the Trust Securities. The Property Trustee will have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture. In addition, the Property Trustee will establish and maintain exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will use funds from the Property Account to make distribution payments and any payments on liquidation, redemption or otherwise to the holders of the Trust Securities.

  Capital Markets, as holder of all of the Trust's outstanding Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees, provided that the Trust always will have at least three Trustees. Furthermore, Capital Markets, as issuer of the Debentures, will pay all fees and expenses related to the Trust's ongoing affairs and operations (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes)), including the offering of the Trust Securities. Capital Markets, as issuer of the Debentures, also will be responsible for all of the Trust's obligations (other than with respect to the Trust Securities). See "Description of the Debentures--Payment of Fees and Expenses."

  The rights of the holders of the Preferred Securities, including any economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."

  The Delaware Trustee's offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Trust's principal place of business is in care of Capital Markets, 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of Industries for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, and for the twelve months ended September 30, 1998. For the purpose of calculating this ratio, "earnings" consist of income from continuing operations before income taxes plus fixed charges, and "fixed charges" consist of interest on all indebtedness, amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor, and preferred stock dividend requirements of consolidated subsidiaries.

                         Year Ended December 31,    Twelve Months
                         ------------------------       Ended
                         1993 1994 1995 1996 1997 Sept. 30, 1998(1)
                         ---- ---- ---- ---- ---- -----------------
Ratio of Earnings to
 Fixed Charges.......... 3.00 3.14 3.28 3.21 3.10       2.90

--------
(1) Results for the twelve months ended September 30, 1998 are not necessarily indicative of results for the fiscal year ended December 31, 1998.

                                USE OF PROCEEDS

  Except as may be set forth in the applicable Prospectus Supplement, the net proceeds from the sale of any securities offered by Capital Markets will be advanced to Industries and, together with the net proceeds from the sale of any securities offered by Industries, will be used by Industries (i) to pay the cash portion of the consideration payable in Industries' acquisition of Bay State and (ii) to repay short-term indebtedness incurred to purchase Common Shares in anticipation of the acquisition of Bay State. Pending application of such net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities. Information about any short-term indebtedness to be repaid, or any specific allocations of proceeds to a particular purpose that have been made at the date of any Prospectus Supplement, will be described in the Prospectus Supplement.

  The Trust will use all of the proceeds received from the sale of its Trust Securities to purchase the Debentures from Capital Markets. Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds to Capital Markets from the sale of the Debentures will be advanced to Industries and used by Industries for the purposes described in the preceding paragraph.

                       DESCRIPTION OF THE DEBENTURES

  The following description sets forth certain general terms and provisions of the Debentures to which any Prospectus Supplement may relate. The particular terms and provisions of the Debentures offered by a Prospectus Supplement and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  The Debentures will be issued under an indenture dated as of February 14, 1997 (the "Indenture"), among Capital Markets, Industries and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), which acts as indenture trustee for the purposes of the Trust Indenture Act. The following summaries of certain terms and provisions of the Debentures and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Indenture and the form of Debenture that are or will be filed as exhibits to the Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Indenture. Certain material United States federal income tax consequences applicable to the offering of the Debentures will be described in the applicable Prospectus Supplement.

General

  The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Capital Markets, whether under the Indenture or any other indenture that Capital Markets may enter into in the future or otherwise.

  The applicable Prospectus Supplement will describe the following terms of the series of Debentures being offered:

    (i) the title of the Debentures;

    (ii) any limit upon the aggregate principal amount of the Debentures;

    (iii) the date or dates on which the principal of the Debentures is payable, or the method of determination thereof;

    (iv) the rate or rates, if any, at which the Debentures will bear interest (including any reset rates and the method by which any such rates will be determined), the date or dates on which any such interest will be payable and any right of Capital Markets to defer any interest payment;

    (v) the place or places where, subject to the terms of the Indenture as described below, the principal and any premium or interest on the Debentures will be payable ("Place of Payment"), and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," Capital Markets will maintain an office or agency where Debentures may be presented for registration of transfer or exchange, and where notices and demands to or upon Capital Markets in respect of the Debentures and the Indenture may be made;

    (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Debentures may be redeemed, in whole or in part, at the option of Capital Markets pursuant to any sinking fund or otherwise;

    (vii) any obligation of Capital Markets to redeem or purchase the Debentures pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debentures will be redeemed or purchased, in whole or in part, pursuant to such obligation;

    (viii) the denominations in which the Debentures will be issuable;

    (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of or any premium or interest on the Debentures will be payable, or in which the Debentures will be denominated;

    (x) if other than the principal amount thereof, the portion of the principal amount of the Debentures that will be payable upon declaration of acceleration of the maturity thereof;

    (xi) any additional events of default or covenants of Capital Markets or Industries pertaining to the Debentures;

    (xii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures and the manner in which such amounts will be determined;

    (xiii) subject to the terms described below under "--Global Debentures," whether the Debentures will be issued in whole or in part in global form and, in such case, the depositary for such global Debentures;

    (xiv) the appointment of any trustee, registrar, paying agent or agents;

    (xv) the terms and conditions of any obligation or right of Capital Markets or any holder to convert or exchange Debentures into other securities; and

    (xvi) any other terms of the Debentures not inconsistent with the provisions of the Indenture.

Denominations, Registration and Transfer

  Unless otherwise specified in the applicable Prospectus Supplement, the Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

  When the Debentures have been issued, Capital Markets will keep at one of its offices or agencies a register in which, subject to such reasonable regulations as it may prescribe, Capital Markets will provide for the registration and transfer of the Debentures. That office or agency will be appointed the security registrar for the purpose of registering and transferring the Debentures. Capital Markets will appoint the Indenture Trustee as securities registrar under the Indenture.

  The holder of any registered Debenture may exchange the Debenture, at its option, for registered Debentures of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. Such holder may exchange such Debentures by surrendering them at the office or agency of Capital Markets that has been appointed as security registrar for the Debentures. The Debentures may be presented for exchange or for registration of transfer (with the form of transfer endorsed thereon or a satisfactory and duly executed written instrument of transfer), at the office of the securities registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture.

  When a holder of a registered Debenture surrenders such Debenture to be registered for transfer, Capital Markets will execute, and the Indenture Trustee will authenticate and deliver to such holder, in the name of the designated transferee or transferees, one or more new registered Debentures of the same series having the same stated maturity date and original issue date, in any authorized denominations and of like tenor and aggregate principal amount.

  If any Debentures of any series are redeemed, Capital Markets will not be required to issue, register the transfer of or exchange any such Debentures during the 15 business days immediately preceding the date upon which notice of such redemption is given (which notice will identify the serial numbers of the Debentures being redeemed). Furthermore, if any registered Debentures are selected to be either partially or fully redeemed, then Capital Markets will not be required to issue, register or exchange any such Debentures (except for the unredeemed portion of any Debenture being redeemed in part).

Global Debentures

  Unless otherwise specified in the applicable Prospectus Supplement, the Debentures may be issued in whole or in part in global form ("Global Debentures") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global Debentures may be issued only in fully registered form and in either temporary or permanent form. A Global Debenture will be exchangeable for Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies Capital Markets that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary will have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary will have been appointed, (iii) Capital Markets, in its sole discretion, determines that such Global Debenture will be so exchangeable or (iv) there will have occurred an event of default with respect to the Debentures (an "Indenture Event of Default") with respect to such Debentures. Any Global Debenture that is exchangeable pursuant to the preceding sentence will be exchangeable for Debentures registered in such names as the depositary will direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Debenture.

  Unless and until a Global Debenture is exchanged in whole or in part for the individual Debentures represented thereby, the depositary holding such Global Debenture may transfer such Global Debenture only to its nominee or successor depositary (or vice versa) and only as a whole. Unless otherwise indicated in the applicable Prospectus Supplement for the Debentures, the depositary for the Global Debentures will be The Depository Trust Company. See "Book-Entry Issuance." The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in Global Debentures.

  The specific terms of the depositary arrangement for the Debentures will be described in the applicable Prospectus Supplement. Capital Markets anticipates that the description of the depositary set forth below under "Book-Entry Issuance" generally will apply to any depositary arrangements. Capital Markets expects that the applicable depositary or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debenture, immediately will credit the accounts of its participants ("Participants") with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of such Global Debenture as shown on the records of the depositary or its nominee. Capital Markets also expects that payments by Participants to owners of beneficial interests in a Global Debenture held through such Participants ("Beneficial Owners") will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the applicable depositary is unwilling, unable or ineligible to continue as depositary for the Debentures, Capital Markets will appoint a successor depositary with respect to the Debentures. If a successor depositary is not appointed by Capital Markets within 90 days after Capital Markets receives such notice or becomes aware of such ineligibility, Capital Markets will issue individual Debentures of such series in exchange for the Global Debenture representing such individual Debentures. In addition, unless otherwise specified in the applicable Prospectus Supplement, Capital Markets may determine at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, to have the Debentures no longer represented by one or more Global Debentures. In such event, Capital Markets will issue individual Debentures of such series in exchange for such Global Debenture or Global Debentures. Furthermore, if Capital Markets so specifies with respect to the Debentures, a Beneficial Owner may receive, on terms acceptable to Capital Markets, the Indenture Trustee and the depositary, individual Debentures in exchange for such beneficial interests, subject to any limitations described in the applicable Prospectus Supplement. In any such instance, a Beneficial Owner will be entitled to physical delivery of individual Debentures equal in principal amount to such beneficial interest and to have such Debentures registered in such owner's name. Individual Debentures so issued will be issued in denominations of $25 and integral multiples thereof unless otherwise indicated in the applicable Prospectus Supplement or otherwise specified by Capital Markets.

Payment and Paying Agents

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and any premium or interest on the Debentures will be made at the office of the Indenture Trustee or at the office of such paying agent or paying agents as Capital Markets may designate from time to time in the applicable Prospectus Supplement. Capital Markets may at any time designate additional paying agents or rescind the designation of any paying agent.

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on a Debenture will be made to the person or entity in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest"). At its election, Capital Markets may make payment of Defaulted Interest (i) to the persons in whose names the Debentures are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed as provided in the Indenture or
(ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after Capital Markets notifies the Indenture Trustee of the proposed payment, the Indenture Trustee deems such manner of payment to be practicable.

Option to Defer Interest Payments

  If so provided in the applicable Prospectus Supplement, so long as an Indenture Event of Default has not occurred and is not continuing, Capital Markets will have the right, at any time and from time to time during the term of the Debentures, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement. At the end of such Extension Period, Capital Markets will pay all interest accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the Debentures, to the extent permitted by applicable law. During any Extension Period, Capital Markets and Industries may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of Capital Markets' or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Capital Markets or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by Capital Markets or Industries of the debt securities of any subsidiary of Capital Markets or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of Capital Markets or Industries in connection with the satisfaction by Capital Markets or Industries of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the date of such event requiring Capital Markets or Industries to purchase capital stock of Capital Markets or Industries, (b) as a result of a reclassification of Capital Markets' or Industries' capital stock for another class or series of Capital Markets' or Industries' capital stock, (c) the purchase of fractional interests in shares of Capital Markets' or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Capital Markets or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee).

  Prior to the termination of any Extension Period, Capital Markets may further defer payments of interest by extending the Extension Period; provided that the total duration of any Extension Period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Capital Markets may commence a new Extension Period, subject to the terms set forth in this section. No interest will be due and payable during an Extension Period. If the Property Trustee is the sole holder of the Debentures, Capital Markets will give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record or payment date of such distribution. The Regular Trustees will give notice of Capital Markets' selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee is not the sole holder of the Debentures, Capital Markets will give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Capital Markets is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures as of the record or payment date of such related interest payment.

Modification of Indenture

  From time to time, Capital Markets, Industries and the Indenture Trustee may modify the Indenture without the consent of any holders of Debentures with respect to certain matters, including:

    (i) to evidence the succession of another corporation to Capital Markets or Industries and the assumption by any such successor of the covenants of Capital Markets or Industries in the Indenture and the Debentures;

    (ii) to add to the covenants of Capital Markets and Industries for the benefit of the holders of the Debentures, or to surrender any right or power therein conferred upon Capital Markets or Industries;

    (iii) to cure any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provision of the Indenture, provided that such action will not adversely affect the interests of the holders of the Debentures in any material respect;

    (iv) to conform the Indenture to any amendment of the Trust Indenture
  Act;

    (v) to add any additional events of default;

    (vi) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series prior to the execution of such modification that is entitled to the benefit of such provision;

    (vii) to secure the Debentures;

    (viii) to establish the form or terms of securities of any series and any related coupons as permitted by the Indenture;

    (ix) to effect the assumption by Industries or one of its subsidiaries of the obligations of Capital Markets under the Indenture; or

    (x) to evidence or provide for the acceptance of appointment of a successor trustee with respect to the securities of one or more series, to contain such provisions necessary to confirm that all the rights, powers, trusts and duties that the predecessor trustee is not retiring will continue to be vested in the predecessor trustee, and to add to or change any Indenture provisions necessary to provide for or facilitate the administration of the trusts by more than one trustee.

  In addition, Capital Markets, Industries and the Indenture Trustee may modify certain rights, covenants and obligations of Capital Markets and the rights of holders of the Debentures under the Indenture with the written consent of the holders of at least a majority in aggregate principal amount of Debentures. However, unless each affected holder of Debentures consents, Capital Markets, Industries and the Indenture Trustee may not extend the maturity of the Debentures, reduce the interest rate or extend the time for payment of interest, change the optional redemption or repurchase provisions in a manner adverse to any holder of Debentures, otherwise modify the terms of payment of the principal of, or interest on, the Debentures or reduce the percentage required for modification.

Indenture Events of Default

  Any one or more of the following events that has occurred and is continuing constitutes an Indenture Event of Default with respect to the Debentures (whatever the reason for such Indenture Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure to pay any interest on any Debenture for a period of 30 days after such interest becomes due and payable (subject to a valid deferral of interest payments during an Extension Period);

    (ii) failure to pay the principal of (or premium, if any, on) the Debentures for a period of three Business Days after such principal (or premium) becomes due, whether at maturity, upon redemption, by declaration or otherwise;

    (iii) failure to deposit any sinking fund payment for a period of three Business Days after such deposit becomes due (if applicable to the Debentures);

    (iv) failure to observe or perform any other covenant or warranty under the Indenture or the Support Agreement (other than a covenant or warranty included in or pursuant to the Indenture solely for the benefit of one or more series of debt securities other than the Debentures) for a period of 60 days after written notice has been given, by registered or certified mail, to Capital Markets and Industries by the Indenture Trustee, or to Capital Markets, Industries and the Indenture Trustee by the holders of at least 25% in principal amount of the Debentures;

    (v) failure to pay in excess of $5,000,000 of the principal or interest of indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by Capital Markets (including a default with respect to debt securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Capital Markets, whether such indebtedness now exists or shall hereafter be created, when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount in excess of $5 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 90 days after there shall have been given, by registered or certified mail, to Capital Markets by the Indenture Trustee or to Capital Markets and the Indenture Trustee by the holders of at least 25% in principal amount of the Debentures;

    (vi) certain events in bankruptcy, insolvency or reorganization of Capital Markets, Industries or Northern Indiana; and

    (vii) any other Indenture Event of Default with respect to the Debentures.

  The holders of not less than a majority in outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the Debentures may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Debentures that has become due solely by such acceleration) has been cured and there has been deposited with the Indenture Trustee a sum sufficient to pay all overdue interest and all installments of principal due otherwise than by acceleration, interest upon overdue interest at the rates prescribed in the Debentures (to the extent lawful), and all sums paid or advanced by the Indenture Trustee.

  The holders of not less than a majority in outstanding principal amount of the Debentures affected thereby may waive, on behalf of the holders of all of the Debentures, any past default under the Indenture except for a default (i) in the payment of the principal of or interest on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debenture affected thereby.

  In the event an Indenture Event of Default occurs and is continuing as to the Debentures at any time they are held by the Trust, the Property Trustee will have the right to declare the principal of and the interest on such Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures. The holders of the Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Debentures. See "Description of the Preferred Securities--Voting Rights; Amendment of Declaration." If the Property Trustee fails to enforce its rights under the Debentures after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against Capital Markets to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Capital Markets to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against Capital Markets (a "Direct Action") to enforce payment to such holder of the principal or interest on the Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

Consolidation, Merger, Sale of Assets and Other Transactions

  The Indenture provides that neither Capital Markets nor Industries may consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person unless (i) the corporation formed by any such consolidation or continuing in such merger, or the person that acquires by conveyance or transfer, or that leases, its properties and assets substantially as an entirety will be a corporation organized and existing under the laws of any domestic jurisdiction and will expressly assume, in the case of Capital Markets, its obligations under the Debentures and the Indenture and, in the case of Industries, its obligations under the Indenture and the Support Agreement, (ii) immediately after giving effect to such transaction, no Indenture Event of Default, and no event that, after notice or lapse of time, would become an Indenture Event of Default, will have happened and be continuing and (iii) Capital Markets or Industries will have delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

  Capital Markets covenants and agrees that if, upon any consolidation or merger of Capital Markets with or into any other corporation, or upon any consolidation or merger of any other corporation with or into Capital Markets, or upon any sale or conveyance of all or substantially all of the property and assets of Capital Markets to any other corporation, any property of Capital Markets or any subsidiary or any indebtedness issued by any subsidiary owned by Capital Markets or by any subsidiary immediately prior thereto would thereupon become subject to any mortgage, security interest, pledge, lien or other encumbrance not permitted by the Indenture, Capital Markets, prior to or concurrently with such consolidation, merger, sale or conveyance, will by indenture supplemental hereto effectively secure the securities then outstanding (equally and ratably with (or prior to) any other indebtedness of or guaranteed by Capital Markets or such subsidiary then entitled thereto) by a direct lien on such property of Capital Markets or any subsidiary or such indebtedness issued by a subsidiary, prior to all liens other than any theretofore existing thereon.

Satisfaction and Discharge

  The Indenture provides that when all Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense of, Capital Markets, and Capital Markets deposits or causes to be deposited with the Indenture Trustee, as trust funds in trust dedicated solely for such purpose, an amount in the currency or currencies in which the

Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Capital Markets' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Capital Markets will be deemed to have satisfied and discharged the Indenture. At the expense of Capital Markets, the Indenture Trustee will execute proper instruments acknowledging such satisfaction and discharge.

Redemption

  Unless otherwise indicated in the applicable Prospectus Supplement, the Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, Capital Markets may redeem, at its option, the Debentures in whole at any time or in part from time to time, at the redemption price set forth in the applicable Prospectus Supplement plus accrued and unpaid interest to the date fixed for redemption. If the Debentures are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, then the applicable Prospectus Supplement will specify such date or describe such conditions.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at such holder's registered address. Unless Capital Markets defaults in the payment of the redemption price, interest will cease to accrue on such Debentures or portions thereof called for redemption on and after the redemption date.

Governing Law

  The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

Payment of Fees and Expenses

  Capital Markets will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Regular Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

Information Concerning the Indenture Trustee

  The Indenture Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee has no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of a Debenture, unless the Indenture Trustee is offered reasonable security or indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee reasonably believes that repayment of funds or adequate indemnity is not reasonably assured to it.

                  DESCRIPTION OF THE PREFERRED SECURITIES

  The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Preferred Securities offered by a Prospectus Supplement and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  The Regular Trustees, on behalf of the Trust and pursuant to the Declaration, will issue one class of Preferred Securities and one class of Common Securities. The Trust Securities will represent undivided beneficial ownership interests in the assets of the Trust. The following summaries of certain terms of the Preferred Securities and certain provisions of the Declaration do not purport to be complete, and reference is hereby made to the Trust Indenture Act and the copy of the Declaration, including definitions of certain terms used therein, that is filed as an exhibit to the Registration Statement. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Declaration. Certain material United States federal income tax consequences applicable to the offering of the Preferred Securities will be described in the applicable Prospectus Supplement.

General

  Except as described below under "--Subordination of Common Securities," the Preferred Securities will rank on a parity, and payments will be made thereon proportionately, with the Common Securities. The Property Trustee will hold legal title to the Debentures in trust for the benefit of the holders of the Trust Securities. The Guarantee Agreement executed by Capital Markets for the benefit of the holders of the Preferred Securities (the "Guarantee") will be a guarantee with respect to the Preferred Securities but will not guarantee the payment of Distributions or any amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee." Certain material U.S. federal income tax consequences and special considerations applicable to the Preferred Securities will be described in the applicable Prospectus Supplement.

Distributions

  Distributions on each Preferred Security will accumulate and be payable at a rate specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional distributions at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" means cumulative cash distributions that accumulate at the per annum rate specified in the applicable Prospectus Supplement, together with any Additional Amounts unless otherwise stated.

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as are specified in the applicable Prospectus Supplement. If the date on which any Distributions on the Trust Securities are payable (each, a "payment date") is not a Business Day (as defined below), then payment of such Distributions will be made on the next Business Day (without any interest or other payment in respect of any such delay), provided that if such next Business Day falls in the next calendar year, then payment of such Distributions will be made on the Business Day preceding the payment date. Each date on which Distributions are payable is hereinafter referred to as a "Distribution Date." A "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, or a day on which the Indenture Trustee, or the principal office of the Property Trustee, is closed for business.

  If provided in the applicable Prospectus Supplement, Capital Markets will have the right under the Indenture to defer payments of interest on the Debentures from time to time by extending the applicable interest payment period for a period or periods that will be specified in the applicable Prospectus Supplement (each, an "Extension Period"). If Capital Markets exercises its right to defer interest payments on the Debentures, then any payments of Distributions on the Preferred Securities also would be deferred. During an Extension Period, interest will continue to accrue on the Debentures (compounded quarterly), and, as a result, Distributions would continue to accumulate at the rate per annum if and as specified in the applicable Prospectus Supplement. During any Extension Period, Capital Markets and Industries may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Capital Markets' or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Capital Markets or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by Capital Markets or Industries of the debt securities of any subsidiary of Capital Markets or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of Capital Markets or Industries in connection with the satisfaction by Capital Markets or Industries of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the date of such event requiring Capital Markets or Industries to purchase capital stock of Capital Markets or Industries, (b) as a result of a reclassification of Capital Markets' or Industries' capital stock or the exchange or conversion of one class or series of Capital Markets' or Industries' capital stock for another class or series of Capital Markets' or Industries' capital stock, (c) the purchase of fractional interests in shares of Capital Markets' or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Capital Markets or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee). Prior to the termination of any Extension Period, Capital Markets may further extend the Extension Period, but the total duration of any such Extension Period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Once any Extension Period terminates and Capital Markets has paid all amounts then due, Capital Markets may commence a new Extension Period, provided that such Extension Period together with all extensions thereof may not exceed 20 quarters or extend beyond the stated maturity of the Debentures. See "Description of the Debentures--Option to Defer Interest Payments." Once an Extension Period has terminated, any deferred Distributions, including accumulated Additional Amounts, will be paid to those holders of record of the Trust Securities appearing on the books and records of the Trust on the first record date following the termination of such Extension Period.

  It is expected that any revenue available for the payment of Distributions to holders of the Preferred Securities will be limited to payments made to the Trust by Capital Markets under the Debentures. If Capital Markets does not make interest payments on the Debentures, then the Property Trustee will not have any funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Capital Markets as set forth under the Guarantee. See "Description of the Guarantee."

  The Property Trustee will pay Distributions to the holders of the Preferred Securities as such holders appear on the Trust's securities register on the relevant record dates. As long as the Preferred Securities are represented by one or more Global Securities, the relevant record dates will be the close of business on the Business Day next preceding each Distribution Date, unless a different regular record date is established or provided for the corresponding interest payment date on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." If any Preferred Securities are not represented by Global Securities, then the relevant record date for such Preferred Securities will be the fifteenth Business Day prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

Redemption or Exchange

  Mandatory Redemption. Unless otherwise specified in the applicable Prospectus Supplement, if the Debentures held by the Trust are repaid or redeemed in whole or in part, either upon their maturity date or earlier, then the Property Trustee will use the proceeds from such repayment or redemption to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures being repaid or redeemed. The redemption price per Trust Security will be equal to the aggregate stated amount of the Trust Securities being redeemed plus any accumulated and unpaid Distributions thereon to the date of redemption plus the related amount of the premium, if any, paid by Capital Markets upon the concurrent redemption of the Debentures (the "Redemption Price"). In the event of a partial redemption, the Trust Securities will be redeemed among all of the holders of Trust Securities on a pro rata basis. Holders of the Trust Securities will receive at least 30 days but not more than 60 days notice of such redemption.

  Tax Event Redemption. If a Tax Event occurs and is continuing, Capital Markets will have the right to redeem the Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event. In the event a Tax Event has occurred and is continuing and Capital Markets does not elect to redeem the Debentures (thereby causing a mandatory redemption of such Preferred Securities) or to liquidate the Trust (causing the Debentures to be distributed to holders of the Trust Securities in exchange therefor upon liquidation of the Trust as described above), the Preferred Securities will remain outstanding.

  "Tax Event" means the receipt by Capital Markets and the Trust of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date on which the Preferred Securities are issued and sold, there is more than an insubstantial risk that (i) the Trust is, or within 90 days of the date of such opinion will be, subject to the United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by Capital Markets on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Capital Markets, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Distribution of Debentures. Unless otherwise specified in the applicable Prospectus Supplement, Capital Markets will have the right to dissolve the Trust at any time and, after satisfaction of any liabilities to creditors of the Trust as provided by applicable law, to cause the Debentures to be distributed pro rata to the holders of the Trust Securities in liquidation of the Trust.

  After the date fixed for any distribution of Debentures, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) any certificates representing the Preferred Securities will be deemed to represent Debentures in a principal amount equal to the stated liquidation amount of the Preferred Securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or for the Debentures that may be distributed in exchange for Preferred Securities upon dissolution or liquidation of the Trust. Accordingly, the Preferred Securities that an investor may purchase, or the Debentures that such investor may receive upon dissolution or liquidation of the Trust, may trade at a discount to the price that such investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

  Any Preferred Securities being redeemed will be redeemed by the Trust at the applicable Redemption Price with the proceeds received by the Trust from the contemporaneous redemption of the Debentures by Capital Markets. Redemptions of Preferred Securities will be made and the applicable Redemption Price will be payable only to the extent that the Trust has funds on hand available for the payment of such Redemption Price.

  If the Trust notifies the holders of the Preferred Securities of a redemption and if the Preferred Securities to be redeemed are issued in global form, then on the applicable redemption date, the Property Trustee will deposit irrevocably with the depositary for the Preferred Securities funds sufficient to pay the applicable redemption price, to the extent funds are available. In addition, the Property Trustee will give the depositary irrevocable instructions and authority to pay the redemption price to the beneficial owners of the Preferred Securities. If the Preferred Securities are not issued in global form, then the Property Trustee will pay the applicable Redemption Price to the holders of the Preferred Securities by check mailed to their respective addresses appearing on the register of the Trust on the redemption date. In addition, the Property Trustee will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to a redemption date for the Preferred Securities will be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If a notice of redemption has been given and funds have been deposited as required, then upon the date of such deposit, all of the rights of the holders of the Preferred Securities to be redeemed will cease, except for the right of such holders to receive the Redemption Price (without interest thereon), and the Preferred Securities will cease to be outstanding. If the redemption date is not a Business Day, then payment of the applicable Redemption Price will be made on the next Business Day (and without any interest or other payment in respect of any such delay). If, however, the next Business Day falls in the next calendar year, then payment of the Redemption Price will be made on the Business Day preceding the redemption date.

  If any payments for the redemption of any Preferred Securities are improperly withheld or refused and not paid either by the Trust or by Capital Markets pursuant to the Guarantee, then Distributions on the Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust until the date upon which such redemption payments actually are paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable redemption price.

  Subject to the Declaration and applicable law (including, without limitation, U.S. federal securities laws), Capital Markets or its subsidiaries may purchase at any time and from time to time outstanding Preferred Securities by tender, in the open market or by private agreement.

  Any notice of the redemption of Trust Securities or the distribution of Debentures in exchange for Trust Securities will be mailed to each holder of Preferred Securities being so redeemed at least 30 days but not more than 60 days before the applicable redemption date, at such holder's registered address. Unless Capital Markets defaults in the payment of the redemption price on the Debentures, interest will cease to accrue on the Debentures or portions thereof (and Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption on and after the redemption date.

Subordination of Common Securities

  The payment of Distributions on, and any payment upon redemption of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on their respective liquidation amounts. If, however, an Indenture Event of Default (which constitutes a "Trust Enforcement Event" under the Declaration) has occurred and continues on any Distribution Date or redemption date, then the amounts payable on such date will not be made on any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of any Common Securities will be made until all accumulated and unpaid Distributions or redemption payments, as the case may be, on all of the outstanding Preferred Securities for which Distributions are to be paid or that have been called for redemption, as the case may be, are fully paid. See "Description of Debentures--Indenture Events of Default." All funds available to the Property Trustee first will be applied to the payment in full in cash of all Distributions on, or the redemption price of, the Preferred Securities then due and payable. The Trust will not issue any securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

  In the event that a Trust Enforcement Event has occurred and is continuing with respect to the Preferred Securities, then Capital Markets, as sole holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Trust Enforcement Event until the effect of such Trust Enforcement Event with respect to the Preferred Securities has been cured, waived or otherwise eliminated. Until such Trust Enforcement Event has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of Capital Markets, as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf. See "--Trust Enforcement Events; Notice."

Dissolution of the Trust and Distributions upon Dissolution

  Unless otherwise specified in the applicable Prospectus Supplement pursuant to the Declaration, the Trust will automatically dissolve upon the expiration of its term or, if earlier, shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Capital Markets or Industries; (ii) the written direction to the Property Trustee from Capital Markets at any time to dissolve the Trust and to distribute the Debentures in exchange for the Trust Securities; (iii) redemption of all of the Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities in exchange therefor Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event the holders of the Trust Securities will be entitled to receive out of the assets of the Trust distributions in cash or other immediately available funds to the extent such funds are available for distribution after satisfaction of the Trust's liabilities to any creditors (the "Liquidation Distributions"). The amount of each Liquidation Distribution will be equal to the aggregate of the stated liquidation amount plus accumulated and unpaid Distributions thereon to the date of payment. If, however, Debentures are to be distributed in connection with such Liquidation, then the holders of the Trust Securities will receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Securities, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, such Trust Securities.

  If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay the aggregate Liquidation Distribution in full, then the amounts payable directly by the Trust on the Trust Securities will be paid on a pro rata basis. Capital Markets, as sole holder of the Common Securities, will be entitled to receive Liquidation Distributions on a pro rata basis with the Holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, then the Preferred Securities will have a preference over the Common Securities with regard to such Liquidation Distributions.

Trust Enforcement Events; Notice

  Under the Declaration, holders of Trust Securities have certain rights in the event that any Indenture Event of Default has occurred and continues with respect to the Trust Securities issued thereunder. See "Description of Debentures--Indenture Events of Default." If a Trust Enforcement Event has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities upon dissolution of the Trust, as described above.

  The Property Trustee will transmit by mail, first class postage prepaid, notice of such Trust Enforcement Event to the holders of the Trust Securities within 90 days of the occurrence of the Trust Enforcement Event unless such Trust Enforcement Event has been cured before the giving of such notice. Capital Markets and the Regular Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration as well as any reports that may be required to be filed by them under the Trust Indenture Act.

Removal of Trustees

  Any Trustee may be removed with or without cause at any time by the holder of the Common Securities. The removal of a Property Trustee or a Delaware Trustee, however, will not be effective until a successor Trustee possessing the qualifications to act as a Property Trustee or Delaware Trustee, as the case may be, has accepted its appointment in accordance with the provisions of the Declaration. If an Indenture Event of Default has occurred and continues, the Property Trustee and the Delaware Trustee may be removed by a majority of the stated liquidation amount of the Preferred Securities.

Merger or Consolidation of Trustees

  Any entity into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee may be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Declaration, provided that such entity is otherwise qualified and eligible.

Mergers, Consolidations or Amalgamations

  The Trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. At the request of Capital Markets and with the consent of a majority of the Regular Trustees, and without the consent of the holders of the Preferred Securities, the Delaware Trustee or the Property Trustee, the Trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state. Such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease will be subject, however, to the following limitations:

    (i) if the Trust is not the successor entity, then the successor entity either must (a) expressly assume all of the Trust"s obligations with respect to the Trust Securities or (b) substitute for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as such Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

    (ii) Capital Markets must expressly appoint a trustee of a successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures;

    (iii) the Preferred Securities or any Successor Securities must be listed, or upon notification of issuance will be listed, on any national securities exchange or with any other organization on which the Preferred Securities are then listed or quoted;

    (iv) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

    (v) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect;

    (vi) such successor entity must have a purpose substantially identical to that of the Trust;

    (vii) prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, Capital Markets must have received an opinion of independent counsel to the Trust experienced in such matters to the effect that (a) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (b) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the Trust (or the successor entity) will continue to be classified as a grantor trust for U.S. federal income tax purposes;

    (viii) Capital Markets or any permitted successor or assignee must own all of the Common Securities and must guarantee the obligations of such successor entity under the Successor Securities, at least to the extent provided by the Guarantee; and

    (ix) such successor entity must expressly assume all of the obligations of the Trust.

Notwithstanding the foregoing, unless holders of 100% in aggregate liquidation amount of the Trust Securities give their consent, the Trust will not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate with, convert into, amalgamate or merge with or into, or replace it, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes or would cause each holder of Trust Securities not to be treated as owning an undivided beneficial ownership interest in the Debentures.

Voting Rights; Amendment of Declaration

  Except as provided below and under "Description of the Guarantee--Amendments; Assignment" and as otherwise required by the Declaration, the Business Trust Act, the Trust Indenture Act and other applicable law, the holders of the Trust Securities will have no voting rights.

  Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration. This includes the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available to it under the Indenture, (ii) consent to any amendment or modification of the Indenture or the Debentures where such consent will be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate stated liquidation amount of the Preferred Securities may direct the Property Trustee to declare the principal of and interest on the Debentures due and payable; and provided further that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Debentures affected thereby, the Property Trustee only may give such consent or take such action at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Preferred Securities. The Property Trustee will notify all holders of the Preferred Securities of any notice of any Indenture Event of Default that it has received from Capital Markets. Such notice will state that such Indenture Event of Default also constitutes an Trust Enforcement Event. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee will have no obligation to take any of the actions described in clause (i) or (ii) above unless it first has obtained an opinion of independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes and that each holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the Debentures.

  If the consent of the Property Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee will request the direction of the holders of the Trust Securities with respect to such amendment or modification and will vote with respect to such amendment or modification as directed by the holders of a majority in stated liquidation amount of the Trust Securities voting together as a single class; provided that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the

Debentures, the Property Trustee only may give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee will not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action, and that each holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the Debentures.

  A waiver of an Indenture Event of Default with respect to the Debentures will constitute a waiver of the corresponding Trust Enforcement Event.

  Any required approval or direction of the holders of the Preferred Securities may be given at a separate meeting of holders of the Preferred Securities convened for such purpose, at a meeting of all of the holders of the Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which the holders of the Preferred Securities are entitled to vote to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for the delivery of proxies.

  No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities or distribute the Debentures in accordance with the Declaration and the terms of the Trust Securities.

  Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Capital Markets, the Trustees or any entity directly or indirectly controlled by, or under direct or indirect common control with, Capital Markets or any Trustee will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  Except during the continuance of an Indenture Event of Default, the holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Capital Markets as the holder of all of the Common Securities. If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced by the holders of a majority in liquidation amount of the Preferred Securities.

  Generally, the Declaration may be amended without the consent of the holders of the Trust Securities, if such amendment does not have a material adverse effect on certain rights, preferences or privileges of the holders of the Trust Securities. Any amendment, however, that affects the powers, preferences or special rights of the Trust Securities, or results in the dissolution, winding-up or termination of the Trust (other than pursuant to the Declaration), will not be effective unless the holders of at least 66 2/3% of the stated liquidation amount of the Trust Securities have approved such amendment. However, if an amendment affects only the powers, preferences or special rights of Preferred Securities or the Common Securities, then such approval is required only from the holders of the affected class. Further, any amendment that changes the amount or timing of any Distribution or otherwise adversely affects the amount of any Distribution required to be made in respect of the Trust Securities, or any amendment that restricts the rights of a holder of Trust Securities to institute a suit for the enforcement of payment of Distributions, will not be effective unless each holder of Trust Securities has approved such amendment.

Global Preferred Securities

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Securities may be issued in whole or in part in global form ("Global Preferred Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a Global Preferred Security is exchanged in whole or in part for the individual Preferred Securities represented thereby, the depositary holding such Global Preferred Security may transfer such Global Preferred Security only to its nominee or successor depositary (or vice versa) and only as a whole. Unless otherwise indicated in the applicable Prospectus Supplement for the Preferred Securities, the depositary for the Global Preferred Securities will be The Depository Trust Company. See "Book-Entry Issuance." The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in Global Preferred Securities.

  The specific terms of the depositary arrangement for the Preferred Securities will be described in the applicable Prospectus Supplement. Capital Markets anticipates that the description of the depositary set forth below under "Book-Entry Issuance" generally will apply to any depositary arrangements. Capital Markets expects that the applicable depositary or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of the Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of such Global Preferred Security as shown on the records of the depositary or its nominee. Capital Markets also expects that payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the depositary is unwilling, unable or ineligible to continue as a depositary for the Preferred Securities, the Trust will appoint a successor depositary with respect to the Preferred Securities. If a successor depositary is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust's election that the Preferred Securities be represented by one or more Global Securities will no longer be effective, and a Regular Trustee on behalf of the Trust will execute, and the Property Trustee will authenticate and deliver, Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the principal amount of the Global Preferred Securities representing the Preferred Securities in exchange for such Global Preferred Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have any Preferred Securities represented by one or more Global Preferred Securities, and, in such event, a Regular Trustee on behalf of the Trust will execute and the Property Trustee will authenticate and deliver Preferred Securities in definitive registered form, in an aggregate stated liquidation amount equal to the principal amount of the Global Preferred Securities representing such Preferred Securities, in exchange for such Global Preferred Securities.

Payment and Paying Agency

  Payments in respect of the Preferred Securities will be made to the applicable depositary, which will credit the relevant Participants' accounts on the applicable Distribution dates or, if the Preferred Securities are not held by a depositary, such payments will be made by check mailed to the address of the holder entitled thereto as such address will appear on the Trust's security register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Preferred Securities initially will be the Property Trustee. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the Property Trustee and Capital Markets.

Registrar and Transfer Agent

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of Preferred Securities.

Information Concerning the Property Trustee

  The Property Trustee will not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Declaration. The Property Trustee will be under no obligation to exercise any rights or powers vested in it by the Declaration at the request or direction of any holder of Trust Securities, unless such holder provides the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs and expenses and liabilities that might be incurred by it in complying with such request or direction.

Governing Law

  The Declaration and the Preferred Securities will be governed by, construed and interpreted in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

  The following description sets forth certain general terms and provisions of the Guarantee to which any Prospectus Supplement may relate. The particular terms and provisions of the Guarantee and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  Pursuant to and for the purposes of compliance with the Trust Indenture Act, the Guarantee will qualify as an indenture, and The Chase Manhattan Bank will act as trustee under the Guarantee (the "Guarantee Trustee") and hold the Guarantee for the benefit of the holders of the Trust Securities. The following summaries of certain terms and provisions of the Guarantee do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Guarantee (including the definitions therein of certain terms) that is filed as an exhibit to the Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Guarantee.

General

  To the extent set forth in the Guarantee and except to the extent paid by the Trust, Capital Markets will irrevocably and unconditionally agree to pay the holders of the Trust Securities the Guarantee Payments (as defined below), in full, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The payments subject to the Guarantee (the "Guarantee Payments") include:

    (i) any accumulated and unpaid Distributions that are required to be paid on the Trust Securities, to the extent the Trust has funds available therefor;

    (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, with respect to the Trust Securities upon the redemption of the Debentures if a Tax Event occurs or upon maturity of the Debentures, to the extent the Trust has funds available therefor;

    (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the holders in exchange for the Trust Securities, as provided in the Declaration), the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid Distributions on the Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust.

Capital Markets' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Capital Markets to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  If a Trust Enforcement Event has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments will be subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments. See "Description of the Preferred Securities--Subordination of Common Securities."

  The Guarantee will apply only to the extent the Trust has funds available to make payments with respect to the Trust Securities. If Capital Markets does not make interest payments on the Debentures owned by the Trust, the Trust will not have funds available to pay Distributions on the Preferred Securities.

  Through the Guarantee, the Debentures and the Indenture, taken together, Capital Markets has fully and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Declaration. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

Status of the Guarantee

  The Guarantee will constitute a guarantee of payment and not of collection. The beneficiaries of the Guarantee may institute a legal proceeding directly against Capital Markets to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity.

Certain Covenants of Capital Markets

  Capital Markets will covenant that, so long as any Trust Securities remain outstanding, if an Event of Default occurs under the Guarantee or a Trust Enforcement Event occurs under the Declaration and written notice of such event has been given to Capital Markets, then Capital Markets and Industries may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of Capital Markets' or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Capital Markets or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by Capital Markets or Industries of the debt securities of any subsidiary of Capital Markets or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of Capital Markets or Industries in connection with the satisfaction by Capital Markets or Industries of its obligations under any employee benefit plans or the satisfaction by Capital Markets or Industries of its obligations pursuant to any contract or security outstanding on the date of such event requiring Capital Markets or Industries to purchase capital stock of Capital Markets or Industries, (b) as a result of a reclassification of Capital Markets' or Industries' capital stock for another class or series of Capital Markets' or Industries' capital stock, (c) the purchase of fractional interests in shares of Capital Markets' or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Capital Markets or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee).

Amendments; Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of the Trust Securities in any material respect (that do not require the consent of holders), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Trust Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of Capital Markets and will inure to the benefit of the holders of the Trust Securities then outstanding.

Events of Default

  An event of default under the Guarantee will occur upon the failure of Capital Markets to perform any of its payment or other obligations thereunder.

  The holders of a majority in stated liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Trust Securities may institute a legal proceeding directly against Capital Markets to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person. Notwithstanding the foregoing, if Capital Markets has failed to make a Guarantee Payment, a holder of Trust Securities may directly institute a proceeding against Capital Markets for enforcement of the Guarantee for such payment.

  Capital Markets, as guarantor, is required to file annually with the Guarantee Trustee a certificate indicating whether or not Capital Markets is in compliance with all of the conditions and obligations applicable to it under the Guarantee.

Termination

  The Guarantee will terminate (i) if a Tax Event occurs or upon maturity of the Debentures, upon full payment of the redemption price of all of the Trust Securities, (ii) upon distribution of the Debentures held by the Trust to the holders of the Trust Securities or (iv) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must return payment of any sums paid under the Trust Securities or the Guarantee.

Information Concerning the Guarantee Trustee

  The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, will undertake to perform only those duties specifically set forth in the Guarantee and, after a default that has not been cured or waived, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Guarantee at the request or direction of any holder of the Trust Securities, unless such holder provides the Guarantee Trustee security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred thereby. The foregoing will not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, of its obligation to exercise the rights and powers vested in it by the Guarantee.

Governing Law

  The Guarantee will be governed by, construed and interpreted in accordance with the laws of the State of New York.

  RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURESAND THE GUARANTEE

  To the extent set forth in the Guarantee and to the extent funds are available, Capital Markets will irrevocably guarantee the payment of Distributions and other amounts due on the Trust Securities. See "Description of the Guarantee." If and to the extent Capital Markets does not make payments on the Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Trust Securities. The Guarantee does not cover any payment of Distributions or other amounts due on the Trust Securities unless the Trust has sufficient funds for the payment of such Distributions or other amounts. In such event, a holder of Trust Securities may institute a legal proceeding directly against Capital Markets to enforce payment of such Distributions or other amounts to such holder after the respective due dates. Taken together, Capital Markets' obligations under the Debentures, the Indenture and the Guarantee provide a full and unconditional guarantee of payments of Distributions and other amounts due on the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the Trust's obligations under the Trust Securities.

Sufficiency of Payments

  As long as payments of interest and other amounts are made when due on the Debentures, such payments will be sufficient to cover Distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Capital Markets, as issuer of the Debentures, will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

  Notwithstanding anything to the contrary in the Indenture, Capital Markets has the right to set-off any payment it is otherwise required to make thereunder against and to the extent it has already made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

  The Declaration provides that if Capital Markets fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the holders of the Preferred Securities may direct the Property Trustee to enforce its rights under the Indenture. See "Description of Preferred Securities-- Voting Rights; Amendment of Declaration." If the Property Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, any holder of record of Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Capital Markets to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of Capital Markets to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may institute a Direct Action against Capital Markets for payment.

  If Capital Markets fails to make payments under the Guarantee, a holder of Preferred Securities may institute a proceeding directly against Capital Markets for enforcement of the Guarantee for such payments.

Limited Purpose of Trust

  The Preferred Securities evidence undivided beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities and using the proceeds to purchase

Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from Capital Markets the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions and other payments from the Trust (or from Capital Markets under the Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions and other payments.

Rights Upon Dissolution

  Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the redemption or repayment of the Debentures, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the Liquidation Distribution in cash. Because Capital Markets is the guarantor under the Guarantee and, as issuer of the Debentures, has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of Trust Securities and a holder of the Debentures relative to other creditors and to shareholders of Capital Markets in the event of liquidation or bankruptcy of Capital Markets would be substantially the same.

                     DESCRIPTION OF THE COMMON SHARES

  The following description sets forth certain general terms and provisions of the Common Shares and certain provisions of the Indiana Business Corporations Law (the "Indiana BCL"). The particular terms and provisions of the Common Shares offered by a Prospectus Supplement and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  The following summaries of certain terms and provisions of the Common Shares do not purport to be complete and are subject to, and qualified in their entirety by reference to, applicable Indiana law and to the provisions of Industries' Amended and Restated Articles of Incorporation (the "Restated Articles") and its Amended and Restated By-Laws (the "Restated By-Laws"), copies of which have been filed as exhibits to the Registration Statement.

General

  The authorized capital stock of Industries consists of 400,000,000 Common Shares, of which 117,525,257 Common Shares were issued and outstanding as of October 31, 1998, and 20,000,000 preferred shares, without par value, of which no shares are issued and outstanding as of the date of this Prospectus. Two million preferred shares have been designated Series A Junior Participating Preferred Shares and reserved for issuance upon exercise of the preferred share purchase rights issued pursuant to the Share Purchase Rights Plan described below. Subject to the limitations described below and the prior rights of holders of Industries' preferred shares, holders of Common Shares are entitled to receive dividends when and as declared by the Board of Directors of Industries. Holders of Common Shares are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. Holders of Common Shares are not entitled, as a matter of right, to subscribe for, purchase or receive any new or additional issue of Industries' capital stock or securities convertible into capital stock of Industries. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of Industries, the holders of Common Shares will be entitled to receive the remaining assets after payment to the holders of preferred shares of the preferential amounts, if any, to which they are entitled.

  The Common Shares are listed on the NYSE, the CSE and the PE. The transfer agent and registrar for the Common Shares is Harris Trust and Savings Bank.

Limitation on Dividends

  Holders of Common Shares will not receive any dividends on the Common Shares until after Industries has provided for the payment of all preferential dividends on Industries' preferred shares and complied with any requirements to set aside amounts for any sinking fund provisions, redemption provisions or purchase accounts with respect to Industries' preferred shares.

  If Capital Markets exercises its right, if any, to defer payments of interest on the Debentures from time to time by extending the applicable interest payment period and accordingly causes the deferral of payments of Distributions on the Preferred Securities, Industries may not declare, set aside or pay any dividend or distribution on any shares of any class or series of its capital stock, except for dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock. See "Description of the Preferred Securities--Distributions."

Certain Business Combinations and Share Purchases

  Chapters 42 and 43 of the Indiana BCL regulate "control share acquisitions" of securities of, and "business combinations" with, certain Indiana corporations, including, in some instances, Industries.

  Under Chapter 42 of the Indiana BCL, a "control share acquisition" is deemed to occur when a person accumulates beneficial ownership of shares of a corporation subject to the statute that, when added to all other shares of such corporation beneficially owned by the acquiring person, would entitle the acquiring person, upon acquisition of such shares, to vote or direct the voting of shares of the corporation having voting power in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. Shares acquired in a control share acquisition have the same voting rights as all other shares of the same class or series of the corporation only to the extent authorized by the affirmative vote of the holders of a majority of all of the shares entitled to vote generally in the election of directors, excluding shares held by the acquiring person, any officer of such corporation or any employee of such corporation who is also a director of the corporation. The acquiring person may cause a special shareholder meeting to be held to consider whether the acquiring person can vote its shares. If no such request for a shareholders' meeting is made, consideration of the voting rights of the acquiring person's shares must be taken up at the next special or annual shareholders' meeting of the corporation. In the event the acquiring person fails to file a statement requesting such a meeting or the remaining shareholders vote not to accord voting rights to the acquiring person's shares, the corporation may redeem all of the acquiring person's shares for fair value. In Indiana such a redemption must be authorized in the corporation's articles or bylaws before a control share acquisition has occurred. The Restated By-Laws authorize such a redemption. If voting rights are accorded to the acquiring person and the acquiring person acquires beneficial ownership of a majority of the shares of the corporation entitled to vote on the election of directors, each shareholder of record who has not voted in favor of according the acquiring person such voting rights may demand payment and an appraisal for his or her stock at fair value. Regardless of the foregoing, full voting rights will be restored to the shares of an acquiring person upon the transfer of beneficial ownership of such shares to another person, unless such transfer itself constitutes a control share acquisition.

  Chapter 43 of the Indiana BCL regulates "business combinations" involving certain Indiana corporations having a class of voting shares registered pursuant to the Exchange Act and an "interested shareholder." An "interested shareholder" is deemed to be, subject to certain limitations: (i) a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or (ii) an affiliate or associate of the corporation who at any time within the five-year period immediately preceding the date of the business combination was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation. A "business combination" includes: a merger, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets, outstanding stock or earning power of the corporation, to or with an interested shareholder; any transaction resulting in the issuance or transfer to an interested shareholder of any stock of the corporation or its subsidiaries having 5% or more of the aggregate market value of all outstanding shares (except pursuant to the exercise of certain warrants or rights to purchase shares, or pro rata dividends or distributions); any proposal for liquidation or dissolution by the interested shareholder; any transaction involving the corporation or its subsidiaries that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by an interested shareholder; and any receipt by an interested shareholder of the benefit (except proportionately as a shareholder) of loans, guarantees or other financial benefits. The corporation may not engage in any business combination with an interested shareholder for a period of five years following the date such shareholder became an interested shareholder, unless prior to that date the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. Subsequent to the expiration of the five year prohibition, a combination will be allowed only if (i) prior to the interested shareholder's share acquisition date, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) the combination is approved by disinterested shareholders or (iii) shareholders, other than the interested shareholder, receive certain amounts and types of consideration in the event a business combination with the interested shareholder that has not been approved takes place after the expiration of the five-year period.

  A corporation may elect not to be governed by the business combination provisions by amendment to its articles of incorporation. Industries has not adopted such an amendment. The Restated Articles contain provisions similar to those of Chapter 43 of the Indiana BCL. Under the Restated Articles, any business combination that is proposed by an interested shareholder must be approved by 80% of the outstanding voting shares, unless certain fair price and procedural requirements are met, the business combination is approved by Industries' Board before the interested shareholder becomes an interested shareholder, or the business combination is approved by the affirmative vote of the holders of the majority of the outstanding voting shares that are not beneficially owned by the interested shareholder no earlier than five years after such person becomes an interested shareholder.

  The provisions in Chapter 43, the Indiana BCL and the Restated Articles, in effect, encourage a party seeking to control Industries, in advance of the party becoming an interested shareholder, to negotiate and reach an agreement with Industries' Board as to the terms of its proposed business combination. Without such a prior agreement with Industries' Board, it could take over five years for a party who is an interested shareholder to obtain approval of its proposed business combination unless such proposed business combination is approved by the requisite 80% or two-thirds vote or satisfies the fair price and procedural requirements. As a result of these restrictions on business combinations with interested shareholders, takeovers that might be favored by a majority of Industries' shareholders may be impeded or prevented. On the other hand, the negotiation of terms of a takeover transaction in advance is likely to result in more favorable terms for all of the shareholders of Industries than are likely to be offered in takeovers initiated without advance negotiations.

Board of Directors

  The Restated Articles provide that Industries' Board shall consist of ten persons and be divided into three classes serving staggered three-year terms. As a result, approximately one-third of Industries' Board is elected each year. The Restated Articles provide that a director of Industries may only be removed for cause by the directors or shareholders and that vacancies shall be filled by a majority vote of the remaining directors.

  The existence of Industries' staggered Board requires a substantial shareholder to negotiate with the existing Board before attempting a takeover of Industries because, without the cooperation of the existing Board, it could take such a shareholder up to two years to acquire control of the Board. This provision enables Industries' Board, and ultimately its shareholders, to negotiate with potential acquirors from a strong position and protects Industries' shareholders against unfair or unequal treatment that could arise from an unsolicited attempt to acquire the respective companies. On the other hand, the additional time required to obtain control of Industries' Board may discourage takeover bids that a majority of Industries' shareholders might deem desirable.

Shareholder Meetings; Action by Written Consent; Shareholder Proposals

  The Restated By-Laws provide that the Chairman, President or Industries' Board may call a special meeting of shareholders and that the Chairman must call a special meeting of shareholders upon the written request of a majority of Industries' Board or the holders of at least 25% of the outstanding voting stock.

  Under the Indiana BCL, any action required to be taken at meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

  The Restated By-Laws provide that nominations for election to Industries' Board and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of record who gives notice to Industries prior to the date set forth for such notice in Industries' proxy statement for the preceding annual meeting of shareholders. The notice must contain, for director nominees, the information required pursuant to Regulation 14A of the Exchange Act in regard to such nominees, or for business proposed to be brought before the meeting, a brief description of the business and, in either case, certain information regarding the shareholder making the proposal.

Amendment of Restated Articles

  The Restated Articles provide that the provisions relating to directors, business combinations, indemnification and amendment of the Restated Articles may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares entitled to vote thereon. This requirement of a 75% vote is greater than the general voting requirement under the Indiana BCL and, in effect, could give certain minority shareholders of Industries, including the members of Industries' Board in their capacity as shareholders, a veto power over subsequent changes to provisions relating to directors, business combinations, indemnification and amendment of the Restated Articles, ultimately making it more difficult to amend such provisions, even if a majority of the holders of Common Shares favors such changes.

Amendment of By-Laws

  The Restated By-Laws provide that they may be altered, amended or repealed by an affirmative vote of a majority of a quorum of Industries' Board at any meeting of the Board.

Share Purchase Rights Plan

  In February 1990, Industries adopted a Share Purchase Rights Plan and issued, as a dividend, one preferred share purchase right (a "Right") for each outstanding Common Share. Each Common Share issued since the date of that dividend also includes one Right (including shares to be issued in connection with any offering of Common Shares pursuant to this Prospectus, except in the unlikely event that the Rights are redeemed or separately certificated prior to the closing of any such offering).

  Each Right entitles its holder to purchase one-two-hundredth ( 1/200) of an Industries' Series A Junior Participating Preferred Share at a price of $30 per one-two-hundredth of a share, subject to adjustment. Currently, the Rights are not exercisable. The Rights will become exercisable if a person or group acquires 20% or more of the voting power of Industries or announces a tender or exchange offer following which such person or group would hold 25% or more of Industries' voting power. If such an acquisition were consummated, or if Industries were acquired by such person or group in a merger or other business combination, then each Right would be exercisable for that number of Industries' Common Shares or the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Industries may redeem the Rights at a price of $.005 per Industries Right prior to the occurrence of an event that causes the Rights to be exercisable for Common Shares. The Rights will expire on March 12, 2000.

 DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

  Industries may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Industries, and Industries to sell to the holders, a specified number of Common Shares at a future date or dates. The consideration per Common Share may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Industries may issue the Stock Purchase Contracts separately or as Stock Purchase Units consisting of (i) a Stock Purchase Contract and (ii) Preferred Securities or debt obligations of third parties, including U.S. Treasury securities. Such Preferred Securities or debt obligations will serve as collateral to secure the holders' obligations to purchase the Common Shares under the Stock Purchase Contracts. The Stock Purchase Contracts may require Industries to make periodic payments to the holders of the Stock Purchase Contracts. Such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

  The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units, including, if applicable, collateral arrangements and depositary arrangements relating to such Stock Purchase Contracts or Stock Purchase Units. That Prospectus Supplement also will describe certain United States federal income tax consequences and special considerations applicable to the offering of the Stock Purchase Contracts or Stock Purchase Units.

  The Stock Purchase Contracts and Stock Purchase Units will be governed by and construed in accordance with the laws of the State of New York.

                        DESCRIPTION OF MEDIUM-TERM NOTES

  The following description sets forth certain general terms and provisions of the Medium-Term Notes to which any Prospectus Supplement or Pricing Supplement may relate. The particular terms and provisions of the Medium-Term Notes and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement or Pricing Supplement.

  The Medium-Term Notes will be issued as a series of Debt Securities under the Indenture, which is subject to and governed by the Trust Indenture Act. The following summaries of certain terms and provisions of the Medium-Term Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the forms of Medium-Term Notes and the Indenture that are filed as exhibits to this Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Medium-Term Notes or the Indenture, as the case may be. Certain material United States federal income tax consequences applicable to the offering of the Medium-Term Notes will be described in the applicable Prospectus Supplement or Pricing Supplement.

  The term "Debt Securities," as used in this Prospectus, refers to all debt securities, including the Debentures described above and the Medium-Term Notes, issued and issuable from time to time under the Indenture. The following description of the Medium-Term Notes will apply to each series of Medium-Term Note offered hereby unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

General

  All Debt Securities, including the Medium-Term Notes, issued and to be issued under the Indenture will be unsecured general obligations of Capital Markets and will rank on a parity with all other unsecured and unsubordinated indebtedness of Capital Markets from time to time outstanding. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder, and Capital Markets may issue Debt Securities thereunder from time to time in one or more series up to the aggregate principal amount authorized by Capital Markets for each series. From time to time, Capital Markets may provide for the issuance of Medium-Term Notes or other Debt Securities under the Indenture, without the consent of holders of Debt Securities already outstanding, in addition to the Medium-Term Notes offered hereby.

  The Medium-Term Notes currently are limited to up to an aggregate principal amount of $250 million, or the equivalent thereof in one or more foreign or composite currencies. Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable Prospectus Supplement or Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at Capital Markets' option, notice of the holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date). Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest-bearing Medium-Term Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Prospectus Supplement or Pricing Supplement. Capital Markets also may issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Medium-Term Notes will be denominated in, and payments of principal and any premium and/or interest in respect thereof will be made in United States dollars. The Medium-Term Notes also may be denominated in, and payments of principal and any premium or interest in respect thereof may be made in, one or more foreign or composite currencies. See "Special Provisions Relating to Foreign Currency Notes--Payment of Principal and Any Premium or Interest." The currency or composite currency in which a particular Note is denominated (or, if such currency or composite currency is no longer legal tender for the payment of public and private debts, such other currency or composite currency of the relevant country that then is legal tender for the payment of such debts) is herein referred to as the "Specified Currency" with respect to such Note. References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, purchasers are required to pay for the Medium-Term Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Capital Markets believes that, with respect to Notes offered through agents, and unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the agent from or through which a Foreign Currency Note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to such agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such agent. Each such conversion will be made by such agent subject to such terms and conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

  Interest rates offered by Capital Markets with respect to the Medium-Term Notes may differ depending upon, among other factors, the aggregate principal amount of Medium-Term Notes purchased in any single transaction. Medium-Term Notes with different variable terms other than interest rates also may be offered concurrently to different investors. Capital Markets may change the interest rates or formulas and other terms of the Medium-Term Notes from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase already has been accepted by Capital Markets.

  Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the minimum denominations of each Medium-Term Note (other than a

Foreign Currency Note) will be $1,000 and integral multiples thereof. The minimum denominations of each Foreign Currency Note will be specified in the applicable Prospectus Supplement or Pricing Supplement.

  Capital Markets will make payments of principal of and any premium or interest on Book-Entry Notes through the Indenture Trustee to the depositary. See "--Book-Entry Notes." In the case of Certificated Notes, Capital Markets will pay principal of and any premium due on the Maturity Date in immediately available funds upon presentation and surrender of the Certificated Note (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by Capital Markets for such purpose in the Borough of Manhattan, The City of New York, which currently is the corporate trust office of the Indenture Trustee. Capital Markets will make any payment of interest due on the Maturity Date of a Certificated Note to the person to whom payment of the principal thereof and premium, if any, thereon will be made. Capital Markets will make any payment of interest due on a Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date by check mailed to the address of its holder entitled thereto as such address will appear in the Security Register of Capital Markets. Notwithstanding the foregoing, a holder of $10 million (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive any interest payments on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Indenture Trustee not less than 15 days prior to such Interest Payment Date. Such wire transfer instructions will remain in effect until revoked by such holder. For special payment terms applicable to Foreign Currency Notes, see "-- Special Provisions Relating to Foreign Currency Notes--Payment of Principal and Any Premium or Interest."

  As used in this "Description of Medium-Term Notes," "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York. With respect to Foreign Currency Notes, "Business Day" is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day also is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Medium-Term Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

  "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, or, in the case of ECU, Luxembourg. However, with respect to United States dollars, Australian dollars, Canadian dollars, German marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" will be New York City, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively, unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

  Book-Entry Notes may be transferred or exchanged only through the depositary. See "--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by Capital Markets for such purpose in the Borough of Manhattan, The City of New York, which currently is the corporate trust office of the Indenture Trustee. Neither Capital Markets nor the Indenture Trustee will charge a service fee for any such registration of transfer or exchange of the Medium-Term Notes, but Capital Markets may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

Redemption at the Option of Capital

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Medium-Term Notes will not be subject to any sinking fund. Capital Markets may redeem the Medium-Term Notes at its option prior to the Stated Maturity Date if an Initial Redemption Date is specified in the applicable Prospectus Supplement or Pricing Supplement. If so specified, Capital Markets may redeem the Medium-Term Notes at its option on any date on or after the applicable Initial Redemption Date in whole, or from time to time thereafter in part in increments of $1,000 or such other minimum denomination specified in such Prospectus Supplement or Pricing Supplement (provided that any remaining principal amount thereof will be at least $1,000 or such minimum denomination). Such redemption will be at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption; provided that Capital Markets gives holders of Notes written notice not more than 60 nor less than 30 calendar days prior to the date of redemption in accordance with the provisions of the Indenture. With respect to a Medium-Term Note, "Redemption Price" means an amount equal to the Initial Redemption Percentage specified in the applicable Prospectus Supplement or Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note will decline upon each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "--Discount Medium-Term Notes."

Repayment at the Option of the Holder

  If the applicable Prospectus Supplement or Pricing Supplement specifies one or more Optional Repayment Dates, then the Medium-Term Notes will be repayable by Capital Markets at the option of the holders thereof prior to the Stated Maturity Date. If so specified, the Medium-Term Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or in part. Such repayment will be in increments of $1,000 or such other minimum denomination specified in the applicable Prospectus Supplement or Pricing Supplement (provided that any remaining principal amount thereof will be at least $1,000 or such other minimum denomination) at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, the Indenture Trustee must receive the Medium-Term Note with the duly completed form entitled "Option to Elect Repayment" at its office not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "--Discount Medium-Term Notes."

  Only the depositary may exercise the repayment option with respect to Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant through which they own their interests to direct the depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Indenture Trustee as described above. In order to ensure that such Global Security and election form are received by the Indenture Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interests for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the exercise of such repayment option will be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner will cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the depositary's records, to the Indenture Trustee. See "--Book-Entry Notes."

  If applicable, Capital Markets will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

  Capital Markets may purchase at any time Medium-Term Notes at any price or prices in the open market or otherwise. In its discretion, Capital Markets may hold such Medium-Term Notes, resell them or surrender them to the Indenture Trustee for cancellation.

Indenture Events of Default

  Any one or more of the following events that has occurred and is continuing constitutes an Indenture Event of Default with respect to the Notes (whatever the reason for such Indenture Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure to pay any interest on any Notes for a period of 30 days after such interest becomes due and payable (subject to a valid deferral of interest payments during an Extension Period);

    (ii) failure to pay the principal of (or premium, if any, on) the Notes for a period of three Business Days after such principal (or premium) becomes due, whether at maturity, upon redemption, by declaration or otherwise;

    (iii) failure to deposit any sinking fund payment for a period of three Business Days after such deposit becomes due (if applicable to the Notes);

    (iv) failure to observe or perform any other covenant or warranty under, the Indenture or Support Agreement (other than a covenant or warranty included in or pursuant to the Indenture solely for the benefit of one or more series of debt securities other than the Notes) for a period of 30 days after written notice has been given to Capital Markets or Industries as provided in the Indenture;

    (v) failure to pay in excess of $5 million of the principal or interest of indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by Capital Markets (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Capital Markets (including this Indenture), whether such indebtedness now exists or shall hereafter be created, when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount in excess of $5 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 90 days after there shall have been given, by registered or certified mail, to Capital Markets by the Indenture Trustee or to Capital Markets and the Indenture Trustee by the Holders of at least 25% in principal amount of the Debentures;

    (vi) certain events in bankruptcy, insolvency or reorganization of Capital Markets, Industries or Northern Indiana; and

    (vii) any other Indenture Event of Default with respect to the Notes.

  The holders of not less than a majority in outstanding principal amount of the Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Notes may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Notes may annul such declaration and waive the default if the default (other than the non-payment of the principal of Notes that has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee.

  The holders of not less than a majority in outstanding principal amount of the Notes affected thereby may waive, on behalf of the holders of all of the Notes, any past default under the Indenture except for a default (i) in the payment of the principal of or interest on any Note (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

  In the event an Indenture Event of Default shall occur and be continuing as to the Notes at any time they are held by the Trust, the Property Trustee will have the right to declare the principal of and the interest on such Notes, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Notes. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Notes. Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Capital Markets to pay interest or principal on the Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against Capital Markets (a "Direct Action") to enforce payment to such holder of the principal or interest on the Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

Interest

 General

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Prospectus Supplement or Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the first interest payment on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next Record Date to the holder on such next Record Date. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, a "Record Date" will be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Interest on Fixed Rate Notes will be payable on March 15 and September 15 of each year or on such other date(s) specified in the applicable Prospectus Supplement or Pricing Supplement (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, then the required payment of principal and any premium or interest will be made on the next

Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next Business Day.

 Floating Rate Notes

  Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include, as described below, (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Prospectus Supplement or Pricing Supplement. The applicable Prospectus Supplement or Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including (i) whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," (ii) the Fixed Rate Commencement Date, if applicable, (iii) the Fixed Interest Rate, if applicable,
(iv) the Interest Rate Basis or Bases, (v) the Initial Interest Rate, if any, the Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and
(vi) the Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, then the applicable Prospectus Supplement or Pricing Supplement also will specify the Designated LIBOR Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," or as having an addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Prospectus Supplement or Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Prospectus Supplement or Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or
  (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date will be the Fixed Interest Rate, if such rate is specified in the applicable Prospectus Supplement or Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Prospectus Supplement or Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided that, unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Prospectus Supplement or Pricing Supplement, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

  The applicable Prospectus Supplement or Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Interest Reset Dates for Floating Rate Notes will reset (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement or Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Prospectus Supplement or Pricing Supplement; provided that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note otherwise would be a day that is not a Business Day, then such Interest Reset Date will be postponed to the next Business Day, except that for a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent (as defined below) as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined). The "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note, the interest rate of which is determined by reference to two or more Interest Rate Bases, will be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

  Notwithstanding the foregoing, a Floating Rate Note also may have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period; and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, in no event will the interest rate on Floating Rate Notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Except as provided below or in the applicable Prospectus Supplement or Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Prospectus Supplement or Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Prospectus Supplement or Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Prospectus Supplement or Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note otherwise would be a day that is not a Business Day, then such Interest Payment Date will be postponed to the next Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, then the required payment of principal and any premium or interest will be made on the next Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next Business Day.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Prospectus Supplement or Pricing Supplement applied.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, The Chase Manhattan Bank will be the "Calculation Agent." Upon request of the holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Calculation Agent will determine each Interest Rate Basis in accordance with the following provisions.

  CD Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement,
"CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in New York City (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . .Treasury Constant Maturities . . .Federal Reserve Board Release H.15 . . .Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Prospectus Supplement or Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest

Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City (which may include any agents through which the Notes are offered, or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in New York City (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; and if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, then the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Prospectus Supplement or Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Prospectus Supplement or Pricing Supplement, then the Designated CMT Telerate Page will be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Prospectus Supplement or Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Prospectus Supplement or Pricing Supplement, two years.

  Commercial Paper Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in New York City (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement placed for an industrial issuer whose bond rating is "Aa" or the equivalent, from a nationally recognized statistical rating organization; provided that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                     DX360
                                     X 100
                                   360-(DXM)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

  Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement or Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Prospectus Supplement or Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Prospectus Supplement or Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, then LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of any agents through which the Notes are offered) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, then LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Prospectus Supplement or Pricing Supplement as to which LIBOR will be calculated or, if no such currency or composite currency is specified in the applicable Prospectus Supplement or Pricing Supplement, United States dollars.

    Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement or Pricing Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Prospectus Supplement or Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Prospectus Supplement or Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

  Prime Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) at such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of any agents through which the Notes are offered,) in New York City selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in New York City by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace such page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the U.S. Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement; provided that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

Other/Additional Provisions; Addendum

  Any provisions with respect to the Medium-Term Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Prospectus Supplement or Pricing Supplement.

Discount Medium-Term Notes

  Capital Markets may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Prospectus Supplement or Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the holder of such Discount Note will be equal to the sum of
(i) the Issue Price (increased by any accruals of Discount) multiplied by, in the event of any redemption of such Discount Note (if applicable), the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, for purposes of determining the amount of any Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. Certain United States federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement or Pricing Supplement.

Indexed Notes

  Capital Markets may offer Notes ("Indexed Notes") from time to time with the amount of principal and any premium or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to other items, in each case as specified in the applicable Prospectus Supplement or Pricing Supplement. In certain cases, holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal and any premium or interest payable with respect to Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Prospectus Supplement or Pricing Supplement.

Amortizing Notes

  Capital Markets may offer Notes ("Amortizing Notes") from time to time with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes, including a table setting forth repayment information for such Amortizing Notes, and certain United States federal income tax considerations associated with an investment in Amortizing Notes will be specified in the applicable Prospectus Supplement or Pricing Supplement.

Book-Entry Notes

  Upon issuance, all Book-Entry Notes of like tenor and terms up to $200,000 aggregate principal amount will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, a depositary and will be registered in the name of the depositary or a nominee of the depositary. No Global Security may be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or such nominee to a successor of the depositary or a nominee of such successor. Unless otherwise indicated in the applicable Prospectus Supplement or Pricing Supplement, the depositary for the Book-Entry Notes will be The Depository Trust Company. See "Book-Entry Issuance."

  So long as the depositary or its nominee is the registered owner of a Global Security, the depositary or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be enti-tled to receive physical delivery of Certificated Notes and will not be consid-ered the holders thereof for any purpose under the Indenture, and no Global Se-curity representing Book-Entry Notes will be exchangeable or transferable. Ac-cordingly, each Beneficial Owner must rely on the procedures of the depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Secu-rity representing Book-Entry Notes.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the depositary notifies Capital Markets that it is unwilling or unable to continue as depositary for the Global Securities or Capital Markets becomes aware that the depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case, Capital Markets will not have appointed a successor to the depositary within 90 days thereafter, (ii) Capital Markets, in its sole discretion, determines that the Global Securities will be exchangeable for Certificated Notes or (iii) an Event of Default (or event that with the giving of notice or lapse of time would constitute an Event of Default) has occurred and is continuing with respect to the Notes under the Indenture. Upon any such exchange, the Certificated Notes will be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names will be provided by the depositary's relevant Participants (as identified by the depositary) to the Trustee.

Special Provisions Relating to Foreign Currency Notes

  General. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information set forth in this Prospectus is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The applicable Prospectus Supplement or Pricing Supplement will describe certain United Stated federal income tax considerations associated with an investment in Foreign Currency Notes. Capital Markets and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal and any premium or interest on Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

  Payment of Principal and Any Premium or Interest. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, Capital Markets is obligated to make payments of principal and any premium or interest on a Foreign Currency Note in the Specified Currency. Any such amounts payable by Capital Markets in the Specified Currency will be converted by the exchange rate agent named in the applicable Prospectus Supplement or Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to holders unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement or the holder of such Foreign Currency Note elects to receive, in the manner hereinafter described, such amounts in the Specified Currency.

  Any United States dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by Capital Markets for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

  Holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal and any premium or interest in the Specified Currency by submitting a written request for such payment to the Indenture Trustee at its corporate trust office in New York City on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Holders of Foreign Currency Notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Indenture Trustee, but written notice of any such revocation must be received by the Indenture Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of the related Global Security or Securities which elects to receive payments of principal and any premium or interest in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify the depositary of such election on or prior to the third Business Day after such Record Date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the Specified Currency.

  Payments of the principal and any premium or interest on Foreign Currency Notes that are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "--General." Any payments of interest on Foreign Currency Notes that are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes-- General." Payments of principal and any premium or interest on Foreign Currency Notes that are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by each holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the office or agency maintained by Capital Markets for such purpose in the Borough of Manhattan, New York City, which currently is the corporate trust office of the Indenture Trustee, in time for the Indenture Trustee to make such payments in such funds in accordance with its normal procedures.

  Availability of Specified Currency. Except as set forth below, if the Specified Currency for a Foreign Currency Note is not available for the required payment of principal and any premium or interest in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of Capital Markets, Capital Markets will be entitled to satisfy its obligations to the holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

  If the Specified Currency for a Foreign Currency Note is a composite currency that is not available for the required payment of principal and any, premium or interest in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of Capital Markets, Capital Markets will be entitled to satisfy its obligations to the holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (the "Component Currencies") will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars will be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies will be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency will be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, then the amounts of those currencies as Component Currencies will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, then the amount of the original Component Currency will be replaced by the amounts of such two or more currencies, the sum of which will be equal to the amount of the original Component Currency.

  The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in New York City for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.

Judgments

  Under current New York law, a state court in the State of New York rendering a judgment in respect of a Foreign Currency Note would be required to render such judgment in the Specified Currency, and such foreign currency judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of such judgment. Accordingly, the foreign currency judgment would be subject to exchange rate fluctuations between the date of entry of such foreign currency judgment and the time the amount of such foreign currency judgment is paid to such holder in United States dollars and converted by such holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

  Capital Markets will indemnify the holder of any Note against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such Note and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the holder of such Note, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such holder, as the case may be.

                      DESCRIPTION OF THE SUPPORT AGREEMENT

  The Support Agreement between Capital Markets and Industries provides that, during the term of the agreement, Industries will own all of the voting stock of Capital Markets and that Industries will cause Capital Markets to have at all times a positive net worth (net assets less intangible assets, if any), as determined in accordance with generally accepted accounting principles. Furthermore, if during the term of the Support Agreement Capital Markets is unable to pay in a timely fashion any principal of or premium or interest on any debt securities issued by Capital Markets or any other obligations of Capital Markets, then Industries will provide to Capital Markets, at the request of Capital Markets or any person, firm or corporation to which Capital Markets is indebted for money borrowed or otherwise (each, a "lender"), funds to make such payments.

  The Support Agreement also provides that any lender to Capital Markets will have the right to demand that Capital Markets enforce its rights against Industries under the Support Agreement. If Capital Markets fails or refuses to act in a timely manner to enforce those rights, or if Capital Markets defaults in the timely payment of principal of or premium or interest on any debt owed to a lender, then that lender may proceed directly against Industries to enforce Capital Markets' rights under the Support Agreement or to obtain payment of such defaulted principal, premium or interest. In no event, however, will a lender have any recourse to or against the stock or assets of Northern Indiana, or against any interest of Capital Markets or Industries therein.

  In enforcing the rights of Capital Markets or any of its lenders under the Support Agreement, the assets of Industries (other than the stock and assets of Northern Indiana) are available as recourse to any lender or holder of Capital Markets' debt. These assets include cash dividends paid to Industries by any of its subsidiaries (including dividends paid by Northern Indiana). The carrying value of the assets of Industries other than the assets of Northern Indiana reflected in the consolidated financial statements of Industries at September 30, 1998 was approximately $1.3 billion.

  For purposes of the Support Agreement, each holder of a Debenture and each holder of a Medium-Term Note would be considered a "lender." Funds to pay the principal of and interest on the Debentures and on the Medium-Term Notes pursuant to the Support Agreement would come from earnings in the form of dividends paid to Industries by Northern Indiana and the other subsidiaries of Industries and the proceeds of refinancing transactions. During the next few years, it is expected that the majority of Industries' earnings that ultimately would be available to pay the principal of and interest on the Debentures and the Medium-Term Notes will depend upon dividends paid to Industries by Northern Indiana. Under its indenture of mortgage, Northern Indiana may not declare or pay any dividends on any class of capital stock (other than preferred or preference stock) except out of Northern Indiana's earned surplus or net profits. At September 30, 1998, Northern Indiana had approximately $146.8 million of retained earnings (earned surplus) available for the payment of dividends. Future dividends payable by Northern Indiana to Industries will depend upon adequate retained earnings, adequate future earnings and the absence of adverse developments. In addition, since Industries is a holding company, the right of its creditors, including holders of the Debentures and the Medium-Term Notes, to participate in any distribution of the assets of any subsidiary (other than Capital Markets) upon that subsidiary's liquidation or reorganization or otherwise necessarily will be subject to the prior claims of creditors of that subsidiary, except to the extent that Industries' claims as a creditor may be recognized. Northern Indiana's indenture of mortgage does not limit the amount of indebtedness that Capital Markets, Industries or any of Industries' other subsidiaries may incur.

  Industries and Capital Markets may amend or terminate the Support Agreement at any time by written amendment or agreement, provided that (i) any amendment affecting the terms described above may be made only with the advance written consent of all of Capital Markets' lenders, (ii) any amendment to any other term of the Support Agreement that would adversely affect the rights of the lenders may be made only with the advance written consent of all lenders affected by such amendment and (iii) the Support Agreement may not be terminated until all of Capital Markets' debt obligations, including its obligations under the Debentures and the Medium-Term Notes, have been fully paid and satisfied.

  The Support Agreement is governed by, and will be construed and interpreted in accordance with, the laws of the State of Indiana.

                            BOOK-ENTRY ISSUANCE

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the securities, including the Debentures, the Preferred Securities, the Stock Purchase Contracts, the Stock Purchase Units and the Medium-Term Notes, may be issued in whole or in part in global form ("Global Securities"). Such Global Securities may be issued only in fully registered form and in either temporary or permanent form. Specific terms for each security described in this Prospectus will be set forth in the applicable Prospectus Supplement or Pricing Supplement relating to that security.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the depositary for the Global Securities will be The Depository Trust Company ("DTC").

  The Global Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for each issue of securities, each in the aggregate principal or stated amount of such issue, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of securities under DTC's system must be made by or through Direct Participants, which will receive a credit for such securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owners entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their securities, except in the event that use of the book-entry system for the securities is discontinued.

  To facilitate subsequent transfers, all Global Securities that are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities. Under its usual procedures, DTC will mail an Omnibus Proxy to Industries (in the case of Stock Purchase Contracts or Stock Purchase Units), Capital Markets (in the case of Debentures or Medium-Term Notes) or the Trust (in the case of the Preferred Securities) as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Redemption proceeds, distributions, principal payments and any premium, interest or other payments on the Global Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Industries, the Trust, the applicable Trustee or the purchase contract agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption payments, principal and any premium, interest or other payments to DTC is the responsibility of Industries and the purchase contract agent (in the case of payments under the Stock Purchase Contracts), Capital Markets and the applicable paying agent (in the case of Debentures or Medium-Term Notes) or the Trust and the applicable paying agent (in the case of the Preferred Securities), disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

  If applicable, redemption notices will be sent to Cede & Co. If less than all of the securities of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed. Any Preferred Securities to be redeemed will be selected by DTC on a pro rata basis in accordance with DTC's customary procedures.

  A Beneficial Owner will give notice of any option to elect to have its interest in a Global Security repaid by Capital Markets, through its Participant, to the Indenture Trustee, and will effect delivery of such interest by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities on DTC's records, to the Indenture Trustee. The requirement for physical delivery in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities are transferred by Direct Participants on DTC's records.

  DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its Participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  The foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  DTC may discontinue providing its services as securities depositary with respect to the Global Securities at any time by giving reasonable notice to the applicable issuer or the applicable trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered.

  Industries, Capital Markets or the Trust, as the case may be, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates for the securities will be printed and delivered.

  The information in this section concerning DTC and DTC's system has been obtained from sources that Capital Markets, the Trust and Industries believe to be reliable, but Capital Markets, the Trust and Industries take no responsibility for the accuracy thereof.

                              PLAN OF DISTRIBUTION

  Industries, Capital Markets or the Trust may sell securities through agents or dealers, to or through underwriters and directly to investors. Furthermore, the distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement or Pricing Supplement will describe the method of distribution of the offered securities.

  Agents designated by Capital Markets may solicit offers to purchase Medium-Term Notes from time to time. The applicable Prospectus Supplement or Pricing Supplement will name any such agent involved in the offer or sale of the Medium-Term Notes and set forth any commissions payable to such agent. Unless otherwise indicated in such Prospectus Supplement or Pricing Supplement, any such agent will act on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Medium-Term Notes so offered and sold.

  If securities are sold by means of an underwritten offering, Industries, Capital Markets and/or the Trust will execute an underwriting agreement with an underwriter or underwriters once an agreement for such sale is reached. The applicable Prospectus Supplement will set forth the names of the managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation payable to the underwriters and any dealers. For any sale of securities involving underwriters, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale by the underwriters and Industries, Capital Markets or the Trust, as the case may be. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all securities being sold if any are purchased.

  Industries, Capital Markets or the Trust, as the case may be, may grant to the underwriters options to purchase additional securities, to cover any over-allotments, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will set forth the terms of such over-allotment option.

  If securities are sold through a dealer, then Industries, Capital Markets or the Trust, as the case may be, will sell all of such securities to the dealer as principal. The dealer then may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter (as that term is defined in the Securities Act) of the securities so offered and sold. The applicable Prospectus Supplement will set forth the name of the dealer and the terms of the transaction.

  Industries, Capital Markets or the Trust, as the case may be, may solicit offers to purchase securities directly from investors, institutional or otherwise. Such investors may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities so offered and sold. In such event, the applicable Prospectus Supplement will set forth the name of the investor and the terms of such transaction.

  Securities also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Industries, Capital Markets or the Trust, as applicable. The applicable Prospectus Supplement will identify any remarketing firm and its compensation and will describe the terms of its agreement, if any, with Industries, Capital Markets or the Trust. Remarketing firms may be deemed to be underwriters (as that term is defined in the Securities Act) in connection with the securities remarketed.

  If so indicated in the applicable Prospectus Supplement, Industries, Capital Markets or the Trust, as the case may be, may authorize agents and underwriters to solicit from certain institutions offers to purchase the securities pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Each such delayed delivery contract will be for an amount not less than, and the amount of Securities sold pursuant to such contract will be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will indicate any commission payable to underwriters and agents soliciting offers to purchase securities pursuant to delayed delivery contracts that are accepted by Industries, Capital Markets or the Trust, as the case may be.

  Agents, underwriters, dealers and remarketing firms may be entitled to indemnification by Industries, Capital Markets or the Trust, as the case may be, pursuant to agreements made with Industries, Capital Markets or the Trust. Such agreements may indemnify such agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

  Each series of securities will be a new issue and will have no established trading market, except for the Common Shares, which are listed on the NYSE, the CSE and the PE. Capital Markets or the Trust may elect to list any series of securities on an exchange, or Industries may elect to list the Common Shares on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, none of Industries, Capital Markets or the Trust will be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

  Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Industries, Capital Markets and Industries' subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the securities offered hereby will be passed upon for Capital Markets, Industries and the Trust by Schiff Hardin & Waite, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A.

                                    EXPERTS

  The consolidated financial statements and schedules of Industries and its subsidiaries incorporated by reference in this Prospectus from Industries' 1997 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of such firm as experts in giving such reports.

  The consolidated financial statements of Bay State and its subsidiaries incorporated by reference in this Prospectus from Bay State's 1998 Annual Report on Form 10-K have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The expenses in connection with the issuance and distribution of the securities covered hereby are as follows (all amounts other than the Securities and Exchange Commission filing fee are estimated):

      Securities and Exchange Commission filing fee................... $236,300
      Exchange listing fees...........................................   36,150
      Trustees' fees..................................................    8,000
      Accounting fees and expenses....................................   50,000
      Legal fees and expenses.........................................  250,000
      Transfer Agent and Registrar fees...............................   50,000
      Printing and engraving expenses.................................  150,000
      Miscellaneous...................................................    4,550
                                                                       --------
          Total....................................................... $785,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

  Industries' Restated By-Laws provide for the indemnification by Industries of each of director and officer of Industries and Capital Markets to the fullest extent permitted by law for liability of such director or officer arising by reason of his or her status as a director or officer of Industries or Capital Markets. Under the Restated By-Laws as well as the Indiana Business Corporation Law (the "Indiana BCL"), Industries is required to indemnify the directors and officers of Industries and Capital Markets against expenses (including attorneys' fees), judgments, penalties, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of his or her connection with Industries or Capital Markets, as the case may be, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of Industries of Capital Markets or, with respect to a criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

  The Restated By-Laws provide that, except where a director or officer is substantially and finally successful on the merits, Industries may not indemnify a director or officer (unless ordered by a court) until after a determination has been made that indemnification of the director or officer is permissible because he or she met the applicable standards of conduct. Industries also may not advance expenses prior to the disposition of an action, suit or proceeding until: (a) the director or officer provides Industries with a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct and an undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standards of conduct and (b) a determination has been made that, based on the facts then known to those making the determination, the director or officer met the applicable standards of conduct. The determination that a director or officer has met the applicable standards of conduct may be made by a majority vote of a quorum consisting of directors who are not at the time parties to such action, suit or proceeding, by a majority vote of a committee designated by Industries' board of directors consisting of two or more directors who are not at the time parties to such action (only if a quorum cannot be obtained), by special legal counsel or by a vote of shareholders (excluding any shares owned by or under the control of persons who are parties to such action, suit or proceeding).

  As authorized under the Restated By-Laws and the Indiana BCL, Industries and its subsidiaries (including Capital Markets) maintain insurance that insures directors and officers for acts committed in their capacities as such directors or officers that are determined to be not indemnifiable under Industries' indemnity provisions.

  Under the Trust Declaration, Capital Markets will agree to indemnify each of the trustees or predecessor trustees of the Trust with respect to the Declaration of Trust and to hold each such trustee harmless against any loss, damage, claim, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Declaration of Trust.

Item 16. Exhibits

  Reference is made to information contained in the Exhibit Index filed as a part of this Registration Statement.

Item 17. Undertakings

  Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on January 21, 1999.

                                          NIPSCO Capital Markets, Inc.
                                           (Registrant)

                                             /s/ Stephen P. Adik
                                          By __________________________________
                                             Stephen P. Adik
                                             President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

*                                    Chairman and Director          January 21, 1999
____________________________________
Gary L. Neale
/s/ Stephen P. Adik                  President and Director         January 21, 1999
____________________________________  (Principal Executive
Stephen P. Adik                       Officer)

*                                    Treasurer                      January 21, 1999
____________________________________  (Principal Financial
Francis P. Girot, Jr.                 Officer)

*                                    Controller                     January 21, 1999
____________________________________  (Principal Accounting
Arthur A. Paquin                      Officer)

                                     Executive Vice President and   January 21, 1999
____________________________________  Director
Jeffrey W. Yundt

*                                    Executive Vice President and   January 21, 1999
____________________________________  Director
Patrick J. Mulchay


  /s/ Stephen P. Adik

*By: _____________________

  Stephen P. Adik

  Attorney-in-fact

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on January 21, 1999.

                                          NIPSCO Capital Trust I
                                           (Registrant)

                                               NIPSCO Capital Markets, Inc.,
                                                          Sponsor
                                          By: _________________________________

                                            /s/ Stephen P. Adik
                                          By __________________________________
                                            Stephen P. Adik
                                            President

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on January 21, 1999.

                                          NIPSCO Industries, Inc.
                                           (Registrant)

                                            /s/ Stephen P. Adik
                                          By __________________________________

                                            Stephen P. Adik

                                            Executive Vice President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
*                                    Chairman, President and        January 21, 1999
____________________________________  Director (Principal
Gary L. Neale                         Executive Officer)

/s/ Stephen P. Adik                  Executive Vice President       January 21, 1999
____________________________________  (Principal Financial
Stephen P. Adik                       Officer and Principal
                                      Accounting Officer)

*                                    Director                       January 21, 1999
____________________________________
Steven C. Beering

*                                    Director                       January 21, 1999
____________________________________
Arthur J. Decio

*                                    Director                       January 21, 1999
____________________________________
James T. Morris

*                                    Director                       January 21, 1999
____________________________________
Denis E. Ribordy

*                                    Director                       January 21, 1999
____________________________________
Ian M. Rolland

*                                    Director                       January 21, 1999
____________________________________
Edmund A. Schroer

*                                    Director                       January 21, 1999
____________________________________
John W. Thompson

*                                    Director                       January 21, 1999
____________________________________
Robert J. Welsh

*                                    Director                       January 21, 1999
____________________________________
Carolyn Y. Woo

  /s/ Stephen P. Adik

*By: _____________________

  Stephen P. Adik

  Attorney-in-fact

                                 EXHIBIT INDEX

  The following documents are filed as part of the Registration Statement or are incorporated by reference.

  Exhibit
  Number                        Document Description
  -------                       --------------------
  3.1*     Amended and Restated By-Laws of Industries dated as of June
           23, 1998
  4.1*     Indenture dated February 14, 1997 among NIPSCO Capital
           Markets, Inc., NIPSCO Industries, Inc. and The Chase Manhattan
           Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed by Capital
           Markets and Industries on February 25, 1997 (Registration No.
           333-22347))
  4.2*     Form of Floating Rate Medium-Term Note (incorporated by
           reference to Exhibit 4.3 to the Registration Statement on Form
           S-3 filed by Capital Markets and Industries on February 25,
           1997 (Registration No. 333-22347))
  4.3*     Form of Fixed Rate Medium-Term Note (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed by Capital Markets and Industries on February 25, 1997
           (Registration No. 333-22347))
  4.4*     Support Agreement dated April 4, 1989 as amended as of May 15,
           1989, December 10, 1990 and February 14, 1991, between NIPSCO
           Industries, Inc. and NIPSCO Capital Markets, Inc. dated as of
           April 4, 1989 (incorporated by reference to Exhibit 4.2 to the
           Registration Statement on Form S-3 filed by NIPSCO Capital
           Markets, Inc. and NIPSCO Industries, Inc. on November 13, 1992
           (Registration No. 33-54516))
  4.5      Form of Guarantee Agreement to be delivered by NIPSCO Capital
           Markets, Inc.
  4.6*     Certificate of Trust of Capital Markets
  4.7*     Declaration of Trust of NIPSCO Capital Trust I, dated December
           17, 1998
  4.8      Form of Amended and Restated Declaration of Trust of NIPSCO
           Capital Trust I
  4.9      Form of Preferred Security (included as Exhibit A to the Form of Amended and Restated Declaration of Trust to be filed as
           Exhibit 4.8)
  5.1      Opinion of Schiff Hardin & Waite
  5.2      Opinion of Richards, Layton & Finger, P.A.
 12.1*     Statement Regarding Computation of Ratio of Earnings to Fixed
           Charges
 23.1      Consent of Arthur Andersen LLP
 23.2      Consent of KPMG Peat Marwick LLP
 23.3      Consent of Schiff Hardin & Waite (included in the opinion to be filed as Exhibit 5.1)
 23.4      Consent of Richards, Layton & Finger, P.A. (included in the opinion to be filed as Exhibit 5.2)
 24.1*     Powers of Attorney (contained in signature pages of
           Registration Statement)
 25.1*     Form T-1 Statement of Eligibility of The Chase Manhattan Bank
           as the Indenture Trustee
 25.2*     Form T-1 Statement of Eligibility of The Chase Manhattan Bank
           as the Guarantee Trustee
 25.3*     Form T-1 Statement of Eligibility of The Chase Manhattan Bank
           as Property Trustee under the Amended and Restated Declaration of Trust of NIPSCO Capital Trust I
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*Previously filed.

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